                             CONTRIBUTION AGREEMENT
                             AND ESCROW INSTRUCTIONS







                                 By and Between



                      PORTLAND FIXTURE LIMITED PARTNERSHIP,
                         an Oregon limited partnership,
                            INDEPENDENT MEMBER CORP.,
                             an Oregon corporation,
                       BYRON P. HENRY, an individual, and
                         STEVEN J. OLIVA, an individual
                                as Contributors,

                                       and

                           PAN PACIFIC (PORTLAND), LLC
                      a Delaware limited liability company,
                                 as the Company.




                       Dated for Reference Purposes As Of
                               September 23, 1998


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                                TABLE OF CONTENTS


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RECITALS.....................................................................................1

ARTICLE I

        DEFINITIONS..........................................................................1

ARTICLE II

        CONTRIBUTION OF UNITS................................................................6
               2.1    Transfer of Units......................................................6

ARTICLE III

        EXCHANGE CONSIDERATION...............................................................6
               3.1    Exchange Units.........................................................6

ARTICLE IV

        PROPERTY OWNED BY THE LLC............................................................7
               4.1    Land...................................................................7
               4.2    Improvements...........................................................7
               4.3    Personal Property......................................................7
               4.4    Contracts..............................................................7

ARTICLE V

        INSPECTION...........................................................................8
               5.1    Due Diligence Review...................................................8
               5.2    Right to Terminate.....................................................8
               5.3    Access & Inquiries.....................................................8
               5.4    New Agreements.........................................................9
               5.5    Conduct of Inspections.................................................9

ARTICLE VI

        TITLE TO PROPERTY...................................................................10
               6.1    Title.................................................................10
               6.2    Title Insurance.......................................................10
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ARTICLE VII

        CLOSING.............................................................................11
               7.1    Time and Place........................................................11
               7.2    Deliveries By Contributors............................................12
               7.3    Deliveries By the Company.............................................13
               7.4    Additional Deliveries By the Company and Contributors.................13
               7.5    Other Instruments.....................................................14
               7.6    Prorations and Apportionments.........................................14
               7.7    Costs and Expenses....................................................15
               7.8    Insurance; Utilities..................................................16
               7.9    Close of Escrow.......................................................16
               7.10   Notification; Closing Statements......................................16
               7.11   Default and Remedies..................................................17

ARTICLE VIII

        REPRESENTATIONS AND WARRANTIES
        OF THE COMPANY......................................................................17
               8.1    Company Status........................................................17
               8.2    Power and Authority...................................................17
               8.3    Enforceability........................................................18
               8.4    No Commissions........................................................18

ARTICLE IX

        REPRESENTATIONS AND WARRANTIES
        OF THE CONTRIBUTORS.................................................................18
               9.1    Company Status........................................................18
               9.2    Power and Authority...................................................19
               9.3    Enforceability........................................................19
               9.4    Capitalization........................................................19
               9.5    Subsidiaries..........................................................19
               9.6    No Violation..........................................................20
               9.7    No Commissions........................................................20
               9.8    Financial Statements..................................................20
               9.9    Changes Since the Current Balance Sheet...............................20
               9.10   Litigation............................................................21
               9.11   Liabilities; Bank Accounts............................................21
               9.12   Environmental Matters.................................................21
               9.13   Real Property, Leases and Significant Personal Property...............22
               9.14   Good Title, Adequacy and Condition....................................22
               9.15   Compliance with Laws..................................................22
               9.16   Employee Benefit Plans................................................23
               9.17   Tax Returns and Examinations..........................................23
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               9.18   Insurance.............................................................25
               9.19   Licenses and Permits..................................................25
               9.20   Contracts and Employment Matters......................................25
               9.21   Governmental Contracts................................................26
               9.22   Officers, Directors and Key Employees; Employment Agreements;
                      Compensation..........................................................26
               9.23   Predecessor Status, etc...............................................26
               9.24   Investment Representations............................................26
               9.25   Condemnation.  .......................................................28
               9.26   Notice of Failure to Comply.  ........................................28
               9.27   Notice of Default.  ..................................................28
               9.28   Special Assessments.  ................................................28
               9.29   Default Under Leases.  ...............................................28
               9.30   Utilities.  ..........................................................28
               9.31   Condition of Systems.  ...............................................29
               9.32   Foreign Person Status.  ..............................................29
               9.33   ADA Compliance.  .....................................................29
               9.34   Survey and Specifications.  ..........................................29
               9.35   Misstatements or Omissions.  .........................................29
               9.36   Leases.  .............................................................29
               9.37   Broker Commissions.  .................................................30
               9.38   Operation of Property.  ..............................................30
               9.39   Hypothecation.  ......................................................30
               9.40   Confidential Information.  ...........................................30
               9.41   Possession.  .........................................................30

ARTICLE X

        CONDUCT OF BUSINESS PENDING THE CLOSING.............................................31
               10.1   Conduct of Business by the LLC Pending the Closing....................31
               10.2   Operation of the Property.............................................32

ARTICLE XI

        CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES.....................................33
               11.1   Further Assurances....................................................33
               11.2   Confidentiality; Publicity............................................33
               11.3   No Other Discussions..................................................33
               11.4   Termination of Related Party Agreements...............................33
               11.5   Damage or Destruction.................................................34
               11.6   Condemnation..........................................................35
               11.7   Restrictions on and Information Regarding Beneficial Ownership of LLC
                      Units; Publicly Traded Partnership Representation.....................36
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ARTICLE XII

        CONDITIONS TO THE OBLIGATIONS OF THE COMPANY........................................37
               12.1   Accuracy of Representations and Warranties and Compliance with
                      Obligations...........................................................37
               12.2   No Material Adverse Change or Destruction of Property.................37
               12.3   Corporate Documents...................................................37
               12.4   Consents..............................................................37
               12.5   No Adverse Litigation.................................................38
               12.6   Due Diligence Review..................................................38
               12.7   Opinion of Counsel....................................................38
               12.8   Releases..............................................................38
               12.9   Approval of Title.....................................................38
               12.10  Approval of Other Matters.............................................39
               12.11  No Insolvency.........................................................40
               12.12  Tenant Estoppels......................................................40
               12.13  Concurrent Closings...................................................41
               12.14  Waiver................................................................41
               12.15  Lease Payments and Rents..............................................41
               12.16  DownREIT Consummation.................................................41
               12.17  Termination...........................................................41

ARTICLE XIII

        CONDITIONS TO THE
        OBLIGATIONS OF CONTRIBUTORS.........................................................42
               13.1   Accuracy of Representations and Warranties and Compliance with
                      Obligations...........................................................42
               13.2   Concurrent Closings...................................................42
               13.3   DownREIT Consummation.................................................42
               13.4   No Change in Company Structure........................................42
               13.5   No Material Adverse Change............................................42
               13.6   No Litigation.........................................................42
               13.7   Legal Opinion.........................................................42
               13.9   Termination...........................................................43

ARTICLE XIV
        INDEMNIFICATION.....................................................................43
               14.1   Agreement by Contributors to Indemnify................................43
               14.2   Survival of Representations and Warranties............................43

ARTICLE XV
        TERMINATION, AMENDMENT AND WAIVER...................................................44
               15.1   Termination...........................................................44
               15.2   Effect of Termination.................................................44
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ARTICLE XVI
        GENERAL PROVISIONS..................................................................44
               16.1   Notices...............................................................44
               16.2   Brokers and Finders...................................................45
               16.3   Successors and Assigns................................................46
               16.4   Amendments............................................................46
               16.5   Interpretation........................................................46
               16.6   Governing Law.........................................................46
               16.7   Merger of Prior Agreements............................................46
               16.8   Attorneys' Fees and Costs.............................................46
               16.9   Time of Essence.......................................................47
               16.10  Confidentiality.......................................................47
               16.11  No Waiver.............................................................47
               16.12  Further Acts..........................................................47
               16.13  Exhibits..............................................................47
               16.14  Counterparts..........................................................47
               16.15  No Intent To Benefit Third Parties....................................47
               16.16  Performance Due On Day Other Than Business Day........................47
               16.17  Survival of Obligations...............................................47
               16.18  Audit Responsibilities................................................48
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                                        v

                             CONTRIBUTION AGREEMENT


      This CONTRIBUTION AGREEMENT (this "AGREEMENT") is entered into as of September 23, 1998 (the "EFFECTIVE DATE"), by and among (i) PAN PACIFIC (PORTLAND), LLC, a Delaware limited liability company, and its assignees (the "COMPANY") and (ii) PORTLAND FIXTURE LIMITED PARTNERSHIP, an Oregon limited partnership, INDEPENDENT MEMBER CORP., an Oregon corporation, BYRON P. HENRY, an individual, and STEVEN J. OLIVA, an individual (individually, a "CONTRIBUTOR" and collectively, "CONTRIBUTORS"). Certain other capitalized terms used herein are defined in Article I and throughout this Agreement.


                                    RECITALS

      A. Contributors are the owners of all of the outstanding ownership interests in Smudik Development, L.L.C., an Oregon limited liability company (the "LLC"), which in turn owns certain assets, including, without limitation, the Property (as hereafter defined), which consists of certain shopping center projects more particularly described in EXHIBIT A.

      B. The Company desires to acquire all the outstanding ownership interests in the LLC, and Contributors desire to contribute such outstanding ownership interests to the Company, on the terms and conditions set forth herein.

                                A G R E E M E N T

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, Contributors and the Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      The following terms and references shall have the meanings indicated below (such meanings to be equally applicable to both the singular and plural forms of the terms defined and to verbs of any tense):

      1.1 "ADDITIONAL RENTS" means amounts tenants may be obligated to pay as additional rent, including certain percentage rent, certain escalations in base rent, and certain pass-throughs of operating and similar expenses.

      1.2 "AFFILIATE" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.


                                       1
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      1.3   "BILL OF SALE" means a bill of sale as defined in Section 4.3.

      1.4 "BUILT-IN GAIN" shall mean the excess of the gross fair market value of the Property over the Property's adjusted tax basis for federal income tax purposes, as determined as of the Closing Date, as reduced from time to time in accordance with applicable provisions of the Code and Treasury Regulations.

      1.5 "BUSINESS DAY" means any day other than a Saturday, Sunday or a Holiday.

      1.6 "BUSINESS" means the LLC's practice of owning and operating the Property (as hereinafter defined), and all matters attendant thereto.

      1.7 "STANDARD POLICY" means a standard coverage owner's policy of title insurance.

      1.8   "CODE" means the Internal Revenue Code of 1986, as amended.

      1.9 "COMPANY OPERATING AGREEMENT" shall mean the Amended and Restated Limited Liability Company Agreement of Pan Pacific (Portland), LLC, as amended.

      1.10  "CONTRACTS" shall have the meaning set forth in Section 4.4.

      1.11 "DOCUMENTS" means the transfer documents attached as Exhibits to this Agreement.

      1.12 "ENVIRONMENTAL LAWS" shall mean any and all presently existing federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other requirements of any federal, state or local governmental agency, court, board, bureau or other authority having jurisdiction with respect to or relating to the environment, to any Hazardous Substance or to any activity involving Hazardous Substances, and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
Section 9601, et seq.), the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.) and all amendments thereto in effect as of the Closing Date.

      1.13 "ESCROW HOLDER" means the Company where escrow shall be established, whose address for this transaction shall be:

            Transnation Title Insurance Company
            111 S.W. Fifth Avenue, Suite 2200
            Portland Oregon  97204

            Attn:  Theresa Kilmer, Vice President and
                   Senior Escrow Officer/Special Projects


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            Telephone No: (503) 222-9931
            Facsimile No: (503) 274-7972

      1.14 "ESCROW PERIOD" means the period from and after the Effective Date through the Closing Date or any earlier termination of this Agreement.

      1.15 "EXTENDED POLICY" means an extended coverage owner's policy of title insurance.

      1.16 "FF&E" means furniture, fixtures, equipment, machinery, appliances, fittings, and other removable articles of personal property of every kind and nature that are owned by Contributor and used in the operation of the Property, including, without limitation, (i) furnishings, furniture, and equipment, (ii) art work and other decorative items, (iii) built-in appliances, and (iv) office furniture and equipment.

      1.17 "GENERAL INTANGIBLES" means the Offsite Rights, the Permits, the Repair Warranties, and other intangible personal property rights of whatever nature (other than the rights evidenced by the Contracts) owned by Contributors and used in the operation and maintenance of the Property.

      1.18 "GOVERNMENTAL AUTHORITY" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      1.19 "HAZARDOUS MATERIALS" shall mean and include any chemical, compound, material, mixture, waste or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity including any petroleum, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixture of natural gas and such synthetic gas). "Hazardous Materials" shall include, without limitation, any hazardous or toxic substance, material or waste or any chemical, compound or mixture which is (i) asbestos, (ii) motor oil, gasoline, petroleum or any petroleum by-product, (iii) designated as a "hazardous substance" pursuant to Section 1317 of the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (iv) defined as a "hazardous waste" pursuant to Section 6903 of the Federal Resource Conservation and Recovery Act, (42 U.S.C. Section 6901 et seq., (v) defined as "hazardous substances" pursuant to
Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.), or (vi) listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302); or in any and all amendments thereto in effect as of the Closing Date; or such chemicals, compounds, mixtures, substances, materials or wastes otherwise regulated under any applicable local, state or federal Environmental Laws.

      1.20 "HOLIDAY" means any day on which banking institutions in the State of Oregon are authorized or obligated by law or executive order to close.

      1.21  "IMPROVEMENTS" shall have the meaning set forth in Section 4.2.

      1.22 "INFORMATION" means all documents, reports, studies, and other information or materials (including, without limitation, the Records) delivered or disclosed to the Company by Contributors or their agents.

      1.23 "INSPECTION PERIOD" means the period from and after the Effective Date and ending at 5:00 p.m., Pacific Time, on the later of (i) September 28, 1998, or (ii) such later date as may be required under the provisions of Section 12.11.

      1.24 "INVENTORY" means the stock of supplies and other consumables of every kind and nature that are owned by a Contributor and used exclusively in the operation and maintenance of the Property in the ordinary course of business.

      1.25 "KNOWLEDGE" attributable to Contributors in Article IX shall mean the actual knowledge of each or any of David P. Zimel or Jack W. Baron.

      1.26  "LAND" shall have the meaning set forth in Section 4.1.

      1.27 "LEASE" means any lease, sublease, license, or other agreement for the occupancy, possession, or use of any space within the Property (including, without limitation, any rooms or other accommodations for guests or other transient occupants and any storage space, containers, or other facilities).

      1.28 "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

      1.29 "MATERIAL ADVERSE CHANGE (OR EFFECT)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects of the LLC which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

      1.30 "NON-FOREIGN AFFIDAVIT" shall mean a certificate regarding Contributor's non-foreign status in the form commonly used in transactions of this nature, along with any necessary analogous state form or forms.

      1.31 "OFFSITE RIGHTS" means any lease, license, or other agreement (other than a recorded easement) providing for the use of another's real property in conjunction with the operation of the Property (as, by way of illustration and not limitation, use for vehicular parking and/or access).

      1.32 "OWNER'S TITLE POLICY" means a Standard or Extended Policy, in an amount reasonably satisfactory to the Company.


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
      1.33 "PERMIT" means any permit, certificate, license, or other form of authorization or approval issued by a governmental agency or authority and legally required for the proper operation and use of the Property (including, without limitation, any certificates of occupancy with respect to the Improvements, elevator permits, conditional use permits, and zoning variances) to the extent held and assignable by a Contributor or otherwise transferable with the Property.

      1.34  "PERMITTED EXCEPTIONS" shall have the meaning set forth in Section
6.1.

      1.35 "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

      1.36  "PERSONAL PROPERTY" shall have the meaning set forth in Section 4.3.

      1.37  "PLANS AND SPECIFICATIONS" shall have the meaning set forth in
Section 12.10(a)(v).

      1.38 "PPRP" means Pan Pacific Retail Properties, Inc., a Maryland corporation and the managing member of the Company.

      1.39  "PROPERTY" shall have the meaning set forth in Article IV.

      1.40  "PRORATIONS" shall have the meaning set forth in Section 7.6(a).

      1.41 "PTR" means a current preliminary title report concerning the Real Property issued by the Title Company.

      1.42  "REAL PROPERTY" shall have the meaning set forth in Section 4.1.

      1.43 "RECORDS" means all books, records, correspondence, and other files that have been received or generated and maintained in the course of operating the Property that are in a Contributor's possession or control.

      1.44  "REIT" means real estate investment trust.

      1.45 "REPAIR WARRANTIES" means any written guaranties, warranties, or other obligations of any contractor, manufacturer, or vendor for the repair or maintenance of any of the Improvements or FF&E, to the extent assignable by a Contributor.

      1.46  "REVENUES" shall have the meaning set forth in Section 7.6(a).

      1.47 "SERVICE CONTRACT" means any contract or other arrangement, written or oral, for the continuing provision of services relating to the improvement, maintenance, repair, protection, or operation of the Property.

      1.48 "SHOPPING CENTER" means the Property attributable to each separate shopping center identified in EXHIBIT A attached hereto.

      1.49 "TAX" or "TAXES" means any federal, state, local or foreign net or gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, governmental fee or like assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other person.

      1.50 "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any exhibit or other attachment thereto, and including any amendment thereof.

      1.51 "TENANT" means the tenant and occupant of, and another holder of a possessory right in, all or any portion of the Property pursuant to a Lease.

      1.52 "TENANT ESTOPPEL CERTIFICATES" means estoppel certificates to be executed and delivered by each Tenant to the Company as provided by Section 12.12.

      1.53  "TENANT NOTICES" means notices to the Tenants in the form of EXHIBIT
C.

      1.54  "TITLE COMPANY" means Transnation Title Insurance Company.

      1.55 "UNIT" means the representative measurement of ownership interest in the LLC, whether or not so denominated in the operating agreement or other charter documents of the LLC.

                                   ARTICLE II

                              CONTRIBUTION OF UNITS

      2.1 TRANSFER OF UNITS. Upon the Closing, in accordance with the terms and conditions hereof, Contributors shall transfer, convey and assign to the Company all of the issued and outstanding Units in the LLC.

                                   ARTICLE III

                             EXCHANGE CONSIDERATION

      3.1 EXCHANGE UNITS. The aggregate consideration to be transferred to Contributors in exchange for the Units shall be transferred to Contributors via the issuance to Contributors of units of non-managing member interest in the Company (the "EXCHANGE UNITS") in proportion to Contributors' relative entitlement to distributions under the LLC's operating agreement in effect immediately prior to the Closing. The parties intend that this exchange shall be treated as a contribution under Code Section 721(a). The aggregate number of Exchange Units, rounded to the nearest whole Exchange Unit, issuable to the Contributors shall be derived by dividing (a) Thirteen Million Nine Hundred Eighty-Seven Thousand Eight Hundred Eighty-Nine Dollars ($13,987,889) (the "BASE PRICE"), as adjusted for variations in the LLC's equity in the Property through the Closing Date and any costs, prorations or adjustments payable by or to the Contributors under the provisions of Article VII or Sections 11.5 or 11.6 below and known as of Closing, by (b) Twenty-One Dollars and Twelve and One Half cents ($21.125). It is the intention of the parties that all costs, prorations or adjustments payable by or to the Contributors and known as of Closing shall operate to increase or reduce, as applicable, the number of Exchange Units issuable to the Contributors, and that all such costs, prorations or adjustments not known as of Closing shall be handled in cash or other mutually agreeable medium.


                                   ARTICLE IV

                            PROPERTY OWNED BY THE LLC

      Contributors hereby agree that upon the conveyance of the Units to the Company, the Company, by virtue of its 100% ownership interest in the LLC, shall derivatively hold all of the LLC's right, title, and interest in the following (collectively, the "PROPERTY"):

      4.1 LAND - that certain land described in EXHIBIT A, and all appurtenant rights, privileges, and easements thereto owned by a Contributor (collectively, the "LAND"). The Land and the Improvements are collectively referred to as the "REAL PROPERTY").

      4.2 IMPROVEMENTS - all buildings, structures, fixtures, and other improvements located on the Land (collectively, the "IMPROVEMENTS").

      4.3 PERSONAL PROPERTY - all personal property, if any, owned by the LLC and used, or owned by a Contributor and used exclusively, in the operation, maintenance, and management of the Real Property as of the Closing Date, including, without limitation, the FF&E, the Inventory, the Records, and the General Intangibles (collectively, the "PERSONAL PROPERTY"). To the extent that any Personal Property is owned by a Contributor rather than the LLC, such Personal Property shall be conveyed from such Contributor to the Company pursuant to a Bill of Sale (the "BILL OF SALE") substantially in the form of EXHIBIT B. The parties acknowledge and agree that Personal Property shall not include the LLC's cash or cash equivalents as of the Closing, which may be distributed to the Contributors in any manner not constituting a violation of any Contracts to which the LLC is a party.

      4.4 CONTRACTS - all contracts and agreements (oral or written) in effect on the Closing Date pertaining to the Property, if any, including, without limitation, the Leases and the Service Contracts (collectively, the "CONTRACTS").


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
                                    ARTICLE V

                                   INSPECTION

      5.1 DUE DILIGENCE REVIEW. The Company, at its sole cost and expense, shall have the right to a Due Diligence Review in accordance with the following terms and conditions. A "DUE DILIGENCE REVIEW" means (a) an inspection, examination and evaluation of the Information, (b) the conduct of physical tests, inspections and other investigations on the Property and all portions thereof leased by tenants ("INSPECTION STUDIES"), all in order that the Company may determine, in its sole and absolute judgment and discretion, whether the Property is acceptable to the Company and that the Company's ownership of the Property is consistent with PPRP's continuing ability to qualify for taxation as a REIT, and (c) an inspection, examination and evaluation of such other documents and information as may be necessary or appropriate, also in its sole and absolute judgment and discretion, to satisfy the Company as to the integrity and affairs of the LLC.

      5.2 RIGHT TO TERMINATE. Notwithstanding anything to the contrary in this Agreement, the Company may terminate this Agreement by giving notice of termination to Contributor on or before the termination of the Inspection Period. If the Company does not give the notice of termination, this Agreement shall continue in full force and effect, subject, however, to the Company's other termination rights hereunder. Contributor acknowledges that the Company may, but is not obligated to, expend time, money, and other resources in connection with the Due Diligence Review of the Property and the LLC, and that, notwithstanding the fact that this Agreement may terminate pursuant to this
Section 5.2 and other applicable provisions of this Agreement, such time, money, and other resources that may be expended constitute adequate consideration for Contributors' execution of and entry into this Agreement.

      5.3   ACCESS & INQUIRIES.

            (a) The Company and its representatives, agents and contractors shall have reasonable access to the Property, including all areas leased to Tenants, for the purpose of causing a survey of the Land and Improvements to be performed by a licensed surveyor, and conducting architectural, engineering, geotechnical, and environmental inspections and tests (including intrusive inspection and sampling), feasibility studies, and any other inspections, studies, or tests reasonably required by the Company; provided, however, that the Company shall not undertake any intrusive inspection or sampling without first obtaining the written consent of Contributors, which consent shall not be withheld unreasonably. The Company shall keep the Property free and clear of any Liens as a result of any entry on the Property pursuant to this Section 5.3(a).

            (b) During the pendency of this Agreement, Contributors shall make available to the Company, and the Company and its representatives, agents and contractors shall have a continuing right of reasonable access to and the right to examine and make copies of, all books and records; construction plans; correspondence; documents; contracts; agreements; Leases, as well as Lease files with histories; and other materials relating to the Property and the LLC in any Contributor's possession or control, including, without limitation, the right to conduct a "walk-through" of the Property prior to the Closing upon appropriate notice to Tenants and subject to the rights of all Tenants under their Leases.

            (c) In the course of its Due Diligence Review, the Company may make inquiries to third parties including, without limitation, Tenants, lenders, contractors, property managers, parties to the Information and Contracts, and municipal, local, and other government officials and representatives, and each Contributor consents to such inquiries.

      5.4 NEW AGREEMENTS. During the period from the Effective Date until the Closing Date, and as a condition to the Company's obligations to purchase the Property, Contributors shall comply with the following:

            (a) During the period from the Effective Date until the Closing Date, and as a condition to the Company's obligations to purchase the Property, no Contributor, without the prior written consent of the Company, such consent not to be unreasonably withheld or delayed, shall (i) amend or terminate any Lease, tenancy, license or other right of occupancy or use for any portion of the Property or any assignment or sublet thereunder, (ii) consent to the assignment of any Leases or subleasing of any of the Property, or (iii) enter into any new Lease of the Property or any portion thereof. In the event a Contributor elects to seek the Company's approval of any such matters, then such Contributor shall so notify the Company, and if the Company fails to notify Contributor, within ten (10) Business Days after the Company's receipt of such notice, of any objection the Company has hereunder to any action described therein, then the Company shall be deemed to have consented to such action.

            (b) No Contributor shall, without the prior written consent of the Company in each instance (such consent not to be unreasonably withheld), enter into any commitment, contract, option or other agreement of any kind with respect to the repair, maintenance or operation of the Property, unless such contracts, etc., have terms that expire prior to Closing.

      5.5   CONDUCT OF INSPECTIONS.

            (a) Any entry by the Company onto the Property shall be subject to, and conducted in accordance with, all applicable laws, statutes, rules and regulations and the terms of any Leases so as to avoid any material interference with the operations and occupancy of the Property and to avoid any material disturbance of any of the Tenants or the possessory rights of any of the Tenants. The Company shall promptly restore the Property to its previous condition before any such inspections, studies, or tests were performed.

            (b) The Company or its agents may undertake borings or other disturbances of the soil with Contributors' prior written approval (not to be unreasonably withheld), provided that the soil borings and other disturbances shall be sealed and closed using materials and techniques that conform with all applicable laws, statutes, rules and regulations and industry and governmental standards, and the soil shall be recompacted to the condition immediately before any such borings were undertaken.

            (c) Notwithstanding any general liability or other insurance that may be maintained by the Company, the Company hereby agrees to indemnify, defend and hold harmless Contributors and their respective partners, shareholders, directors, officers, employees, and agents and all Tenants from and against any claims, losses or damages (including attorneys' fees and costs) arising from or in connection with the due diligence and inspection activities conducted on the Property by the Company and or its agents, including, without limitation, any damages to the Property or any property of any Tenant arising from or relating to any inspections, studies or tests performed by the Company or its agents. The foregoing indemnification obligation of the Company shall survive any termination of this Agreement or the delivery of the Deed and the transfer of title to the Property. If this Agreement is terminated, the Company shall deliver to Contributors, upon Contributors' payment of the Company's costs therefor, the results and copies of any and all surveys, reports, tests or studies made by or for the Company with respect to the Property. The foregoing indemnity shall not apply to any claims, losses or damages (including attorneys' fees and costs) that occur as a result of a pre-existing condition being discovered by the Company in its Due Diligence Review.

                                   ARTICLE VI

                                TITLE TO PROPERTY

      6.1 TITLE. At the Closing, the LLC shall hold title to the Real Property. The Owner's Title Policy shall show title as subject to no exceptions other than the following (collectively, the "PERMITTED EXCEPTIONS"):

            (a) The lien for real estate taxes and assessments not yet delinquent;

            (b)   Interests of Tenants pursuant to the Leases; and

            (c) Such other exceptions as may be approved in writing by the Company pursuant to Section 12.9 hereof.

      6.2 TITLE INSURANCE. The Company's obligation to accept the contribution of the Units in exchange for the Exchange Units shall be subject to the Company's satisfaction with the Owner's Title Policy. In addition, the Owner's Title Policy shall contain such endorsements thereto as the Company may request; provided, however, that if any such endorsements are required to change an exception to title to which the Company has objected, and which Contributors have agreed to cure, into a Permitted Exception, then the cost of such endorsement shall be paid by Contributors. Furthermore, to the extent that there are any costs or fees associated with the continuation of the Owner's Title Policy following the Closing, Contributors shall bear such costs and fees. To the extent that the title insurance policy existing immediately prior to the Closing will not continue following Closing to the Company or the LLC's benefit, the Company's obligation to consummate this transaction shall be subject to the irrevocable commitment of the Title Company to issue the Owner's Title Policy upon payment of its normal premium on the Closing Date.

                                   ARTICLE VII

                                     CLOSING

      7.1   TIME AND PLACE.

            (a) Subject to the terms and conditions of this Agreement, the closing of the contribution of the Units to the Company and the issuance of the Exchange Units to Contributors (the "CLOSING") shall take place on September 30, 1998 in Portland, Oregon, unless the parties hereto agree in writing to an earlier or later date or different location (the "CLOSING DATE").

            (b) If either party has complied with the terms and conditions of this Agreement before the scheduled Closing Date and the other party is not in a position to close by the scheduled Closing Date (other than for reasons beyond such party's control), the defaulting party shall be deemed to be in material breach of this Agreement. The party who has fully complied may terminate this Agreement and, whether or not this Agreement is terminated, the Company's remedies shall be limited to specific performance or the amount of the Company's out of pocket expenses incurred in the pursuit of the transactions contemplated hereby, and Contributors' remedies shall be limited to the provisions for liquidated damages set forth in Section 7.1(c) hereof.







                      [this space intentionally left blank]

            (c) THE PARTIES ACKNOWLEDGE THAT CONTRIBUTORS' ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY THE COMPANY WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES ON THIS AGREEMENT, THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT ONE HUNDRED THOUSAND DOLLARS ($100,000) HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF CONTRIBUTORS' DAMAGES. THE PARTIES FURTHER ACKNOWLEDGE THAT SUCH AMOUNT HAS BEEN AGREED UPON AS CONTRIBUTORS' EXCLUSIVE REMEDY AGAINST THE COMPANY IN THE EVENT OF A DEFAULT ON THE PART OF THE COMPANY, OTHER THAN THE ADDITIONAL AND SEPARATE OBLIGATIONS OF THE COMPANY UNDER SECTIONS 5.3, 5.5, 16.2(b), AND 16.10 HEREOF, WHICH OBLIGATIONS SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT. IN ADDITION, THE COMPANY SHALL PAY ALL TITLE AND ESCROW CANCELLATION CHARGES IN THE EVENT OF A DEFAULT BY THE COMPANY.

"Contributors"                              "Company"

PORTLAND FIXTURE LIMITED             PAN PACIFIC (PORTLAND), LLC,
PARTNERSHIP, AN OREGON LIMITED       A DELAWARE LIMITED LIABILITY COMPANY
PARTNERSHIP
                                     BY:   PAN PACIFIC RETAIL PROPERTIES, INC.
BY:   PFMGP, INC.                    ITS:  MANAGING MEMBER
ITS:  GENERAL PARTNER
                                     BY:   _____________________________________
BY:   ___________________________          Stuart A. Tanz
ITS:  ___________________________          President and Chief Executive Officer

INDEPENDENT MEMBER CORP.,
 AN OREGON CORPORATION


BY:   ___________________________
ITS:  ___________________________



_________________________________
BYRON P. HENRY



_________________________________
STEVEN J. OLIVA

      7.2 DELIVERIES BY CONTRIBUTORS. On or before the Closing Date, Contributors shall deliver or cause to be delivered to Escrow Holder the following:

            (a) such instruments of transfer of title as are necessary to transfer to the Company good and marketable title to the Units;

            (b) the Bill of Sale, duly executed by Contributors, by which Contributors shall transfer to the LLC title to all Personal Property then owned by Contributors; and

            (c) any other documents, or instruments called for hereunder to be paid, executed, or delivered by Contributors that have not previously been delivered by Contributors to Escrow Holder; and

            (d) such articles of incorporation, agreements or certificates of partnership, resolutions, authorizations, bylaws, certifications or other corporate, partnership or trust documents or agreements or other reasonable proof of authority relating to Contributors as the Company or Escrow Holder shall reasonably require in connection with this transaction.

Each Contributor agrees to execute and deliver to the Company from time to time such further and particular assignments, consents, or other instruments in writing as the Company may request as appropriate or desirable to confirm its title in and to the Units. At or prior to the Closing, the Company may, in its sole and absolute discretion, instruct Contributors to transfer the Units to a direct or indirect wholly-owned subsidiary of the Company.

      7.3 DELIVERIES BY THE COMPANY. On or before the Closing Date, the Company shall deliver or cause to be delivered to Escrow Holder the following:

            (a) certificates representing the Exchange Units issued in the names of each of the Contributors;

            (b) immediately available funds sufficient to pay both the Company's and the Contributors' portion of the closing costs, and any other amounts payable by the Company in order to permit Escrow Holder to close the Escrow; and

            (c) any other cash, documents or instruments called for hereunder to be paid, executed or delivered by the Company or that are required for the Closing hereunder that have not been previously delivered by the Company to Escrow Holder.

      7.4 ADDITIONAL DELIVERIES BY THE COMPANY AND CONTRIBUTORS. On or before the Closing Date, Contributors also shall deliver or cause to be delivered to Escrow Holder, and the Company also shall deliver or cause to be delivered to Escrow Holder, the following documents:

            (a) notices to the Tenants (the "TENANT NOTICES") substantially in the form of EXHIBIT C, duly executed by Contributors; and

            (b) a closing statement prepared by Escrow Holder and approved by the Company and approved by Contributors.

      7.5 OTHER INSTRUMENTS. Contributors shall deliver all Tenant Notices to Tenants concurrently with the Closing, and shall provide copies of same for the Company's review not later than two (2) days prior to the Closing Date. Contributors and the Company each shall deposit any other documents or instruments that may be reasonably required by the other party and/or Escrow Holder, or that are otherwise required to close the Escrow and consummate the contribution of the Units in accordance with the terms hereof.

      7.6   PRORATIONS AND APPORTIONMENTS.

            (a) All revenues from the Property and all expenses of the Property shall be prorated and apportioned as of 12:01 a.m., Pacific time, on the Closing Date (the "PRORATIONS"). Taxes shall be prorated as of the Closing Date, based on a 365-day year. Contributors shall be charged and credited for such Prorations up to the Closing Date and the Company shall be charged and credited (or, at Contributors' option, paid by check for unused security or other deposits) for all of the same on and after the Closing Date. Prior to the Closing, the Company and Contributors shall review and approve the Prorations. If the actual amounts to be prorated are not then known, or if any additional expenses are incurred or income received after the date the Prorations are made, the Prorations shall be made on the basis of the best evidence then available. When actual figures are later received, a cash settlement will be made between Contributors and the Company. To the extent possible, Contributors shall have all metered utilities read by the applicable utility provider as of the Closing Date. As to each utility which is so read, Contributors shall have the responsibility to pay at Closing each bill therefore, and the Company shall be responsible for all subsequent charges for such utilities. To the extent such utilities may not be read as of the Closing, such utility bills shall be prorated when the last bill incurred by Contributors is received. No Prorations shall be made for rents, license payments, receivables or accounts ("REVENUES") delinquent as of the Closing Date, and no credit shall be given to Contributors for any Revenues delinquent as of the Closing Date. As used in the immediately preceding sentence, the term "delinquent" shall mean, with respect to any Revenue, that the Revenue in question accrued at any time prior to the then-current calendar month. Nevertheless, if the Company collects any Revenues that were delinquent on or before the Closing, such Revenues shall be attributed first to the current Revenues and then to the portion that was delinquent on or before the Closing and the Company shall promptly remit to Contributors the portion of such Revenues collected, if any, attributable to the period of time prior to the Closing Date; provided, however, that Contributors shall not be entitled to commence any legal proceeding or alternative proceedings seeking to compel any Tenant to pay delinquent rents or amounts claimed to be owing by Contributors to the extent that such proceeding could have the effect of evicting such Tenant or otherwise interfering with the Tenant's use and enjoyment of its lease with the LLC. The parties further agree that Contributors shall have a period of nine (9) months from the Closing Date to resolve any rent delinquencies existing as of the Closing Date.

            (b) Tenants may be obligated to pay Additional Rents. Contributors shall estimate a "true-up" of Additional Rents as of the Closing Date, and Additional Rents shall be prorated as of the Closing on the basis of such estimated true-up. Contributors and the Company shall re-prorate such Additional Rents (including any portions thereof that may be required to be refunded to Tenants) at the time that such estimated true-ups are actually adjusted and/or reconciled. Any amounts that may be due from Contributors as a result of such re-prorations shall be paid by

Contributors to the Company promptly after written request therefor is delivered to Contributors by the Company (together with evidence reasonably satisfactory to Contributors of the amounts due the Tenants). Any amounts that may be due to Contributors as a result of such re-prorations shall be paid by the Company to Contributors promptly following such re-prorations. The Company shall be responsible for reimbursing to Tenants, and may collect from Tenants, as applicable, all Additional Rents required pursuant to such reconciliation; Contributors shall not be entitled to commence any legal proceeding or alternative proceedings seeking to compel any Tenant to pay delinquent rents or amounts claimed to be owing to Contributors to the extent that such proceeding could have the effect of evicting such Tenant or otherwise interfering with the Tenant's use and enjoyment of its lease with the LLC. The parties further agree that Contributors shall have a period of nine (9) months from the Closing Date to resolve any rent delinquencies existing as of the Closing Date.

            (c) Contributors shall be responsible for the payment of all leasing commissions earned prior to the Effective Date, and the Company shall be responsible for the payment of any leasing commissions earned from and after the Effective Date, regardless of when any such leasing commissions become due, provided that such commissions have been disclosed to and approved by the Company prior to expiration of the Inspection Period. Each party to this Agreement shall indemnify the other party against and hold the other party harmless (using counsel reasonably satisfactory to such other party) from and against any and all damages, liabilities, costs, expenses and losses (including, but not limited to attorneys' fees and costs) arising out of any action for the collection of leasing commissions that are such party's responsibility pursuant to this subsection.

            (d) The parties acknowledge and agree that Contributors will be responsible for the costs of certain Improvements to be made to the Property (principally the fabrication of a new structure at the Sandy Marketplace Shopping Center), which costs are estimated at Two Hundred Seventy Thousand Dollars ($270,000). To the extent that such costs have not been paid by the LLC or the Contributors prior to the Closing and are to be a continuing obligation of the LLC following the Closing, such unpaid amount shall be credited against the Base Price in accordance with Section 3.1 above.

            (e) The Company shall be responsible for the costs of any tenant improvements to be made pursuant to leases entered into by the LLC between the Effective Date and the Closing Date provided that the Company has given its prior written consent to such leases.

            (f)   The provisions of this Section shall survive the Closing.

      7.7 COSTS AND EXPENSES. The Company and Contributors shall bear equally the cost of any city and/or county transfer taxes, if any, applicable to the change in controlling ownership of the Property to the Company, and the cost, if any, to record any related or corrective instruments. If the Company elects to obtain endorsements for the Owner's Title Policy, in addition to those necessary to cure title objections as provided for in Section 6.2, the Company shall pay all the premiums for such additional endorsements. To the extent that a new Owner's Title Policy will be required for coverage to the Company or the LLC's benefit following the Closing, Contributors shall pay for that portion of the premium for the Owner's Title Policy in the amount attributable to Standard coverage, and the Company shall pay the portion attributable to Extended coverage. The Company shall also pay any applicable special sales, gross receipts or transaction taxes imposed on the Company in connection with the acquisition of the Units and the attendant derivative ownership of the Property. Furthermore, as noted above, to the extent that there are any costs or fees associated with the continuation of the Owner's Title Policy following the Closing, Contributors shall bear such costs and fees. Costs and charges of the Escrow shall be borne equally by Contributors and the Company. Any loan assumption fees or similar charges payable to any lender to the LLC in order to consummate the transactions contemplated hereby will be borne equally by Contributors and the Company. All other taxes, costs, and charges for the transfer of the Units shall be paid by Contributors and/or the Company, as the case may be, in accordance with the usual customs and practices in the county(ies) in which the Real Property is located.

      7.8 INSURANCE; UTILITIES. The parties acknowledge and agree that the Company shall be responsible for causing the LLC to maintain or obtain insurance as of the Closing Date and thereafter. Any deposits for utilities made by Contributors shall be refunded to Contributors and the Company shall arrange for any required replacements therefor and the Company shall be responsible for obtaining its own utilities as of the Closing Date and thereafter.

      7.9 CLOSE OF ESCROW. Provided that (i) Escrow Holder has received the documents and funds described in Sections 7.2, 7.3, and 7.4 hereof; (ii) Escrow Holder has not received prior written notice from either party to the effect that an agreement of either party made hereunder has not been performed or to the effect that any condition set forth herein has not been satisfied or waived;
(iii) the Company has not elected to terminate its rights and obligations hereunder pursuant to Article VII; and (iv) the Title Company has issued or is unconditionally prepared and committed to issue the Owner's Title Policy to the Company, Escrow Holder is authorized and instructed on the Closing Date to:

            (a) deliver the Exchange Units to Contributors in the manner specified by Contributors in separate instructions to Escrow Holder, the aggregate number of which will be calculated in accordance with the provisions of Section 3.1 above;

            (b) deliver the Units and all associated transfer documentation to the Company;

            (c)   deliver Contributors' Bill of Sale to the Company;

            (d)   deliver Contributors' Non-Foreign Affidavit to the Company;
and

            (e)   deliver all of the executed Tenant Notices to the Tenants.

      7.10 NOTIFICATION; CLOSING STATEMENTS. If Escrow Holder cannot comply with the instructions herein (or as may be provided later), Escrow Holder shall notify the parties without delay. Immediately after the Closing, Escrow Holder shall deliver to the Company and Contributors, respectively, at their addresses listed in Section 16.1 hereof, a true, correct and complete copy of the Contributors' and the Company's Closing Statements, in forms customarily prepared by Escrow

Holder, as well as all other instruments and documents to be delivered to the Company and Contributors.

      7.11  DEFAULT AND REMEDIES.

            (a) If prior to or at Closing, Contributors shall have failed to perform in any material respects any of the covenants and/or agreements contained herein which are to be performed by Contributors, or if any warranty or representation made by Contributors herein is not true and correct in all material respects, the Company may seek specific performance of this Agreement or, may bring suit for damages (i) in the case where the Closing does not occur, then in an amount equal to the Company's out of pocket expenses incurred in the pursuit of the transactions contemplated hereby, or (ii) in the case where the Closing has occurred, then in the amounts permitted under Article XIV. Any such suit for specific performance or damages must be filed within the earlier of (i) ninety (90) days from and after the date the Company has actual knowledge of any material misrepresentation or failure of warranty and (ii) one (1) year following Contributors' breach or shall be deemed waived for all purposes. Notwithstanding the foregoing, absent independent arrangements between Contributors and the Company, no party shall be entitled to seek redress against the other party following the Closing for breaches of representations, warranties or covenants that occurred prior to or at Closing if such breach(es) or the facts underlying such breach(es) were known at the time of Closing by the party seeking redress thereafter.

            (b) If prior to or at Closing, the Company shall have failed to perform in any material respect any of the covenants and/or agreements contained herein which are to be performed by the Company or if any warranty or representation made by the Company herein is not true and correct in all material respects, then Contributors shall be entitled, after providing the Company with written notice thereof and the same remaining uncured for at least five (5) days thereafter, to exercise the remedies set forth in Section 7.1(c), which shall be Contributors' sole and exclusive remedies in such event.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

      As a material inducement to the Contributors to enter into this Agreement and to consummate the transactions contemplated hereby, the Company makes the following representations and warranties:

      8.1 COMPANY STATUS. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

      8.2 POWER AND AUTHORITY. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

      8.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the documents delivered to Contributors at the Closing will be duly executed by the Company and enforceable against the Company in accordance with their terms, in each case except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

      8.4 NO COMMISSIONS. Other than pursuant to ongoing contracts or arrangements with employees or consultants of the Company or any of its subsidiaries, the Company has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby, other than such compensation as may be due and payable to its officers or employees.

      8.5 CAPITALIZATION. Immediately prior to the Closing, all of the outstanding membership units of the Company will be held by Pan Pacific Retail Properties, Inc.

                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES
                               OF THE CONTRIBUTORS

      As a material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each Contributor severally and not jointly warrants and represents to the Company that each of the following statements is true and correct as of the Effective Date and shall continue to be true and correct on the Closing Date and on the date on which the Exchange Units are delivered:

      9.1   COMPANY STATUS.

            (a) The LLC is a limited liability company validly existing under the laws of the State of Oregon and has the requisite power and authority to own or lease its properties and to carry on the Business as now being conducted. The LLC is duly authorized and qualified, under all applicable laws, regulations, ordinances and orders of public authorities, to carry on the Business in the places and in the manner as now conducted, except as disclosed on Schedule 9.1, where the failure to be so authorized or qualified would not have a Material Adverse Effect on the Business or on the operations, properties, assets or condition (financial or otherwise) of the LLC.

            (b) To the extent that Contributor is not a natural person, Contributor is a limited partnership or corporation, as applicable, validly existing under the laws of the State of Oregon and has the requisite power and authority to own or lease its properties and to carry on its affairs as now being conducted.

      9.2 POWER AND AUTHORITY. Contributor has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Contributor has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, and, if Contributor is not a natural person, no vote or consent of Contributor's constituent shareholders, owners, partners or members is required with respect thereto.

      9.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Contributor, and constitutes the legal, valid and binding obligation of Contributor, enforceable against Contributor in accordance with its terms, and the documents delivered to the Company at the Closing will be duly executed by Contributor and enforceable against Contributor in accordance with their terms, in each case except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

      9.4 CAPITALIZATION. Contributors are the record and beneficial owners of all of the outstanding Units of the LLC, which constitute all outstanding ownership or equity interests in the LLC. Contributor owns the Units held by Contributor free and clear of all Liens, restrictions and claims of any kind. All of the Units (a) have been duly authorized and validly issued and are fully paid and non-assessable, (b) were issued in compliance with all applicable state and federal securities laws, (c) were not issued in violation of any preemptive rights or rights of first refusal, (d) no preemptive rights or rights of first refusal exist, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the LLC to issue or sell, or require Contributor to sell or transfer, any Units of the LLC's ownership interests (or securities convertible into or exchangeable for Units of ownership interest). There are no outstanding appreciation, "phantom stock", profit participation or other similar rights with respect to the LLC. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the Units of the LLC. Except as set forth on Schedule 9.4, (i) the LLC is not obligated to redeem or otherwise acquire any of its Units, and (ii) there has been no transaction or action taken with respect to the equity ownership of the LLC in contemplation of the transactions described in this Agreement.

      9.5 SUBSIDIARIES. Except as set forth on Schedule 9.5, the LLC does not presently own of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock, or any other equity interest in any corporation, association or business entity, nor is the LLC, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      9.6 NO VIOLATION. The execution and consummation of this Agreement will not (i) contravene any provision of the articles of organization, operating agreement or other applicable charter document of the LLC (the "CHARTER DOCUMENTS"), (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the LLC or Contributor, or the assets of the LLC,
(iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Contributor or the LLC, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the assets of the LLC, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person other than lenders holding duly recorded deeds of trust against the Property.

      9.7 NO COMMISSIONS. Contributor and the LLC have not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

      9.8 FINANCIAL STATEMENTS. Contributors have delivered to the Company the financial statements of the LLC, including the notes thereto, (collectively, the "FINANCIAL STATEMENTS"), a copy of which is attached hereto as Schedule 9.8. The balance sheet dated as of July 31, 1998 of the LLC included in the Financial Statements is referred to herein as the "CURRENT BALANCE SHEET." The Financial Statements have been certified by an officer of the managing member of the LLC, have been prepared in accordance with generally accepted accounting principles ("GAAP"), and fairly present the financial position of the LLC at each of the balance sheet dates and the results of operations for the periods covered thereby. The books and records of the LLC fully and fairly reflect all transactions, properties, assets and liabilities of the LLC. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the Current Balance Sheet does not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

      9.9 CHANGES SINCE THE CURRENT BALANCE SHEET. Except as specifically set forth in Schedule 9.9, since the date of the Current Balance Sheet, the LLC has not (i) issued any ownership interests or other securities; (ii) made any distribution (other than in cash or cash equivalents) of or with respect to its ownership interests or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees, or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures other than in the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $5,000 in the aggregate other than in the ordinary course of business consistent with past practice, except for this Agreement and the transactions contemplated hereby; (viii) waived, canceled, compromised or released any rights having a value in excess of $5,000 in the aggregate; (ix) made or adopted any change in its accounting practice or policies; (x) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xi) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xii) entered into any employment agreement; (xiii) terminated, amended or modified agreements in the aggregate involving an amount in excess of $5,000; (xiv) imposed any security interest or other Lien on any of its Assets; (xv) delayed paying any account payable which is due and payable except to the extent being contested in good faith; (xvi) made or pledged any charitable contribution; (xvii) entered into any other transaction or was subject to any event which had or may have a Material Adverse Effect on the LLC or the Business; (xviii) engaged in any transaction other than in the ordinary course of the Business; (xix) suffered or incurred any work interruptions, labor grievances, or claims filed, or any similar event which has or would have a Material Adverse Effect on the LLC or the Business; or (xx) agreed to do or authorized any of the foregoing.

      9.10 LITIGATION. Except as set forth in Schedule 9.10, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting the LLC, the Business, or the assets of the LLC, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which Contributor or the LLC is or was a party which have not been complied with in full or which continue to impose any material obligations on Contributor, the LLC or the assets of the LLC.

      9.11 LIABILITIES; BANK ACCOUNTS. Schedule 9.11 sets forth all liabilities or obligations, whether accrued, absolute, contingent or otherwise, of the LLC, including (i) liabilities and obligations reflected on the Current Balance Sheet and not paid or discharged, (ii) liabilities and obligations exceeding $5,000, incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet, and (iii) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon (the liabilities and obligations referenced in (i), (ii) and (iii) above are referred to as the "DESIGNATED LIABILITIES"). None of the Designated Liabilities relates to any breach of contract, breach of warranty, tort, infringement, or violation of law, and none arose out of any action, suit, claim, governmental investigation, or arbitration proceeding. Schedule 9.11 also sets forth the outstanding principal amount of and outstanding interest on (as of the date set forth in the Schedule) all indebtedness for borrowed money and capitalized lease obligations (including the outstanding principal amount and accrued but unpaid interest and the name of the lender) owed to a bank or any other Person by the LLC. Schedule 9.11 also lists the account numbers and names of each bank, broker or other depository institution at which the LLC maintains a depository account, and the names of all persons authorized to withdraw funds from each such account.

      9.12 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 9.12, no Governmental Authority has notified the LLC or Contributor of the need to take corrective action regarding elimination or control of Hazardous Materials on or about the Property. Except as set forth on

Schedule 9.12, and except in accordance with applicable laws, neither Contributor or the LLC nor, to the best of Contributor's knowledge, any other tenant, occupant or user of the Property has used, generated, manufactured, installed, released, discharged, stored or disposed of any Hazardous Materials on, under, in or about the Property, or transported any Hazardous Materials to or from the Property, and there are no Hazardous Materials or underground storage tanks located on, under, in or about the Property.

      9.13  REAL PROPERTY, LEASES AND SIGNIFICANT PERSONAL PROPERTY. Schedule
9.13 sets forth all real and personal property included (or that will be included) on the Current Balance Sheet, all other real and personal property of the LLC acquired since the Current Balance Sheet Date, and all leases for real and personal property to which the LLC is a party, including, in each case, an indication as to which real and personal property is currently owned, or was formerly owned, by the Contributors or the LLC or their Affiliates. True, complete and correct copies of all such Leases have been provided to the Company. Except as set forth in Schedule 9.13, (i) to Contributor's knowledge all of the machinery and equipment and all other tangible assets of the LLC are in good working order and condition, ordinary wear and tear excepted and have been maintained in accordance with all applicable specifications and warranties;
(ii) all Leases set forth in Schedule 9.13, are in full force and effect and constitute valid and binding agreements of the LLC and constitute valid and binding agreements of the other parties thereto in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity; and (iii) all fixed assets used by the LLC are either owned by the LLC or leased under a valid agreement. To the best of Contributor's knowledge, other than the Property, there are no items, tangible or intangible, real or personal, owned by the Contributor or any affiliate of Contributor as of now or at any time heretofore and used in conjunction with the Business, the Property or any portion thereof, other than items used by Contributor in the course of its management of various properties, including the Real Property, under certain management agreements.

      9.14  GOOD TITLE, ADEQUACY AND CONDITION.

            (a)   Except as set forth in Schedule 9.14 or as provided for in
Section 6.1, the LLC has, and at Closing will have, good and marketable title to the assets of the Business (the "ASSETS") with full power to sell, transfer and assign the same, free and clear of any Lien.

            (b) The Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the Business in the manner in which and to the extent to which such business is currently being conducted and include, without limitation, all tangible and intangible assets owned by the LLC, and all Contracts, cash and accounts receivable, and licenses and permits of the LLC.

      9.15 COMPLIANCE WITH LAWS. To the best of Contributor's knowledge, the LLC is not in violation of any law or regulation (including, without limitation, those pertaining to zoning, land use, subdivision, building, safety, fire and health) or any order of any court or federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the LLC, and, except to the extent set forth on
Schedule 9.15, there are no claims, actions, suits or proceedings pending or, to the knowledge of the LLC, threatened, against or affecting the LLC or the Business, at law or in equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them, and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received. The LLC has conducted and is conducting the Business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing.

      9.16 EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 9.16, the LLC has no employee benefit plans or arrangements, including but not limited to employee profit sharing plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock/unit option plans, bonus plans, stock/unit purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the LLC participate.

      9.17  TAX RETURNS AND EXAMINATIONS.

            (a) Contributor and the LLC have timely filed with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed (or to be filed) are complete and accurate in all material respects.

            (b) All Taxes of Contributor and the LLC, in respect of periods beginning before the Closing Date, have been timely paid, or will be timely paid, prior to the Closing Date, and neither Contributor nor the LLC has any material liability for Taxes in excess of the amounts so paid. All Taxes that Contributor or the LLC has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to the Closing Date) duly paid to the proper taxing authority.

            (c) Neither the federal income tax returns of Contributor nor those of the LLC have been examined (except examinations which have been completed and which resulted in no material adverse impact to the LLC) or are currently under examination by the Internal Revenue Service, and no material deficiencies for Taxes of Contributor or the LLC have been claimed, proposed or assessed by any taxing or other Governmental Authority. There are no pending or, to the best knowledge of Contributor, threatened audits, investigations or claims for or relating to any material additional liability to Contributor or the LLC in respect of Taxes, and there are no matters under discussion with any Governmental Authorities with respect to Taxes that in the reasonable judgment of Contributor, the LLC, or the counsel of either, is likely to result in a material additional liability to Contributor or the LLC for Taxes. No audits of the LLC's or Contributor's federal, state, and local returns for Taxes by the relevant taxing authorities have occurred, except audits which have been completed and which resulted in no material adverse impact to the LLC. Neither Contributor nor the LLC has been notified that any taxing authority intends to audit a return for any period. No extension of a statute of limitations relating to Taxes is in effect with respect to the LLC or Contributor.

            (d) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Real Property.

            (e) The Real Property does not, directly or indirectly, secure any debt the interest on which is tax-exempt under Section 103(a) of the Code.

            (f) The Real Property is not required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

            (g) The Property is not "tax exempt use property" within the meaning of Section 168(h) of the Code.

            (h)   Delivery of Tax Information.

                  (i) In connection with the issuance of Exchange Units to Contributors, Contributors shall deliver to the Company at or prior to Closing Date at Contributors' sole cost and expense the following information prepared as of the date of this Agreement.

                        (A) depreciation and amortization schedules for the assets constituting the Real Property, as kept for both book and tax purposes, showing original basis and accumulated depreciation or amortization;

                        (B) basis information (computed for both book and tax purposes, if different) for all non-depreciable, non-amortizable assets that are components of the Real Property;

                        (C) the adjusted basis of the LLC and each Contributor in any portion of the Real Property contributed to the LLC or such Contributor; and

                        (D) calculations of the estimated amounts of gain to be realized and recognized by each Contributor (if any) as a result of the transactions involving the Real Property in accordance with this Agreement and showing the method by which such amounts are calculated.

                  (ii) The amount of Built-in Gain as of the date of this Agreement is set forth on Schedule 9.17.

                  (iii) The Company is relying on the information provided or to be provided to it under the Agreement as to the adjusted tax basis of the Property and the relevant depreciation schedules thereto in determining the amount of Built-in Gain on a going forward basis.

            (i) Cooperation on Tax Matters. Contributor shall provide reasonable assistance to the Company and the LLC to enable the Company and the LLC to prepare their Tax Returns. Contributor shall deliver to the Company copies of its final federal, state and local tax returns (including information returns), including associated Schedules K-1, for the tax year in which the Closing occurs, including any amendments thereto, and notify the Company, in writing, of any audits of such return, or of any audits for other tax years that could affect the amounts shown on the returns for the tax year in which the Closing occurs. Copies of such returns shall be provided to the Company in draft form at least ten (10) days before they are filed, and in final form upon filing. Contributor shall also provide to the Company, promptly upon receipt, any notice that it receives from any of its direct or indirect members that such member(s) intends to prepare its tax returns in a manner inconsistent with the returns filed by Contributor. Contributor understands and agrees that the tax returns filed by Contributor will be substantially consistent with the information provided to the Company pursuant to this Agreement. The provisions of this Section shall survive the Closing.

            (j) LLC Disregarded. The LLC is presently disregarded as an entity for federal and applicable state income tax purposes, and at all times prior hereto has been (i) so disregarded, or (ii) taxed as a partnership.

      9.18 INSURANCE. The LLC and the Business are covered by valid, outstanding and enforceable policies of insurance issued to the LLC by reputable insurers covering its properties, Assets and the Business against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "INSURANCE POLICIES"). The Insurance Policies are in full force and effect, and all premiums due thereon have been paid. The LLC has complied with the provisions of the Insurance Policies. The LLC has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

      9.19 LICENSES AND PERMITS. Except as set forth on Schedule 9.19, the LLC possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "PERMITS") for its Business and operations. All Permits are valid and in full force and effect, the LLC is in compliance in all material respects with their requirements, and no proceeding is pending or threatened to revoke or amend any of the Permits. None of the Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the transactions contemplated hereby.

      9.20 CONTRACTS AND EMPLOYMENT MATTERS. Schedule 9.20 lists all Contracts of the LLC the subject matter of which involves an annual dollar value of payments or services of at least Five Thousand Dollars ($5,000). All of the Contracts (i) are valid and binding obligations of the parties, (ii) are not in default nor will become in default solely upon notice or the passage of time without curative action and (iii) will remain in full force and effect following the Closing, without requiring the consent of the other parties thereto and without causing a default, right to terminate or right to modify any terms under any such Contracts. The LLC has delivered to the Company true, complete and correct copies of all Contracts. There are no unpaid amounts due and owing by the LLC under any such Contract, except for amounts for which the Company is to receive full credit through proration at Closing. There are no other service or maintenance contracts relating to the Property.

None of the parties to the Contracts has canceled or substantially reduced or, to the knowledge of Contributor, is currently attempting or threatening to cancel any Contract or substantially reduce utilization of the services provided by the LLC, and the LLC has complied with all commitments and obligations pertaining to any Contract, and is not in default under any such Contract, and no notice of default has been received. The LLC has not been the subject of any election in respect of union representation of employees and is not bound by or subject to any arrangement with any labor union. No employees of the LLC are represented by any labor union or covered by any collective bargaining agreement and no campaign to establish such representation has ever occurred or is in progress. There is no pending, or to the LLC's knowledge, threatened labor dispute involving the LLC and any group of employees, nor has the LLC experienced any labor interruptions over the past three years and the LLC considers its relationship with employees to be good, except as set forth on
Schedule 9.20.

      9.21 GOVERNMENTAL CONTRACTS. Except as set forth in Schedule 9.21, the LLC is not now a party to any governmental contracts subject to price redetermination or renegotiation or which would require the consent or approval of any Governmental Authority for the consummation of the transactions contemplated by this Agreement, whether or not such consent or approval would be required prior to the Closing Date.

      9.22 OFFICERS, DIRECTORS AND KEY EMPLOYEES; EMPLOYMENT AGREEMENTS; COMPENSATION. Schedule 9.22 sets forth an accurate list showing all officers, directors and key employees of the LLC, listing all employment agreements with such officers, directors and key employees (and any other employees having an employment agreement with the LLC) and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons. Schedule 9.22 also lists any increase in compensation or any special bonus payable to any officer, director, key employee or other employee of the LLC.

      9.23 PREDECESSOR STATUS, ETC. Schedule 9.23 sets forth all names of all predecessor entities, if any, for the past five years of the LLC, including the names of any entities from whom the LLC previously acquired material assets. Except as disclosed in Schedule 9.23, the LLC has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

      9.24 INVESTMENT REPRESENTATIONS. Each Contributor hereby acknowledges its understanding that the Exchange Units to be acquired pursuant to this Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the "SECURITIES ACT"). In furtherance thereof, each Contributor represents and warrants to the Company as follows:

            (a) Contributor is acquiring the Exchange Units solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, in violation of the Securities Act or state securities or "blue sky" laws. Contributor agrees and acknowledges that, except for the exercise of its redemption rights pursuant to Section 8.6 of the Company Operating Agreement, it will not, directly or indirectly, offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Exchange Units it is issued pursuant to this Agreement in the absence of an effective registration statement under the Securities Act and qualification or other compliance under applicable "blue sky" or state securities laws unless Contributor delivers to the Company an opinion of a lawyer experienced in securities matters and reasonably satisfactory to the Company, to the effect that the proposed sale, transfer, assignment, pledge, hypothecation or other disposition may be affected without registration under the Securities Act and under applicable "blue sky" or state securities laws. Contributor understands that the Company is under no obligation to register the sale or other transfer of the Exchange Units.

            (b) Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on the transfer of restricted securities imposed by the Federal securities laws and as described herein. Contributor is able to bear the economic risk of holding the Exchange Units for an indefinite period and is able to afford the complete loss of its investment in the Exchange Units; Contributor has received and reviewed all information and documents about or pertaining to the Company and the issuance of the Exchange Units as Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the business and prospects of the Company and the Exchange Units which Contributor deems necessary or desirable to evaluate the merits and risks related to its investments in the Exchange Units; and Contributor understands and has taken cognizance of all risk factors related to the purchase of the Exchange Units.

            (c) Contributor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

            (d) Each certificate representing the Exchange Units shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. IN ADDITION, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY'S OPERATING AGREEMENT, AS IT MAY BE AMENDED AND RESTATED FROM TIME TO TIME (A COPY OF

                  WHICH MAY BE OBTAINED FROM THE COMPANY'S MANAGING MEMBERS AT ITS PRINCIPAL EXECUTIVE OFFICES."

            (e) In making the investment in the Exchange Units, Contributor has and will rely solely upon the advice of its personal tax advisers with respect to the federal and/or state tax aspects of an investment in the Exchange Units and neither the Company nor its managing member, nor any officer, director or other person representing the Company, its managing member, or any of its affiliates, has made any representation regarding the tax consequences of the investments in the Exchange Units. The Company shall have no responsibility for any adverse tax consequences imposed on the Contributor.

            (f) To the extent that Contributor will receive Exchange Units, Contributor (i) has no intention to dissolve, either presently or upon the transfer of its interest in the Units, (ii) will hold the Exchange Units, and
(iii) presently engages in activities other than those related to, and holds assets other than, the Units, and following transfer of its interest in the Units, will engage in activities other than those related to, and hold assets other than, the Exchange Units.

      9.25 CONDEMNATION. There is no condemnation or eminent domain proceeding affecting the Property or any portion thereof currently pending nor, to Contributor's knowledge, is any such proceeding threatened.

      9.26 NOTICE OF FAILURE TO COMPLY. Neither the LLC nor Contributor has received any notice of any failure of the LLC or Contributor to comply with any applicable governmental requirements in respect of the use, occupation and construction of the Property, including but not limited to environmental, zoning, platting and other land use requirements which have not been heretofore corrected to the satisfaction of the appropriate governmental authority, and neither the LLC nor Contributor has received any notice of or has any knowledge of any violations or investigations relating to any such governmental requirement.

      9.27 NOTICE OF DEFAULT. Neither the LLC nor Contributor has received any notice of any default or breach by the LLC or Contributor under any covenants, conditions, restrictions, rights-of-way, or easements which may effect the LLC or Contributor in respect to the Property or may effect the Property or any portion thereof, and no such default or breach now exists.

      9.28 SPECIAL ASSESSMENTS. To the best of Contributor's knowledge, except as set forth on the PTR, no special or general assessments have been levied, or to Contributor's knowledge are any such assessments threatened against all or any part of the Property.

      9.29 DEFAULT UNDER LEASES. Other than as set forth on Schedule 9.29, to the best of Contributor's knowledge, there has been no default or any claim of default, and no event has occurred which with notice or lapse of time or both would constitute a default, under any Lease, and to Contributor's knowledge no Tenant has asserted or has any defense, set off, or claim with regard to his tenancy pursuant to the lease, any law or otherwise.

      9.30 UTILITIES. To the best of Contributor's knowledge, all water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of Closing will be installed to the property lines of the Real Property, are and at the time of Closing will be connected and operating pursuant to valid permits, and are and at the time of Closing will be adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by Contributor and its licensees and invitees. All public utilities required for the operation of the Property either enter the Property through adjoining public streets, or if they pass through adjoining private land do so in accordance with valid public easements or private easements which will inure to the benefit of the Company at Closing and thereafter.

      9.31 CONDITION OF SYSTEMS. To the best of Contributor's knowledge, the heating, ventilation, air conditioning, mechanical, electrical and other systems and equipment forming a part of or used in connection with the Property are operative and in good working condition, normal wear and tear excepted, and in compliance with all applicable laws, ordinances, regulations and requirements.

      9.32 FOREIGN PERSON STATUS. Contributor is not a foreign person as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and no withholding is required under applicable state law in connection with the transactions contemplated herein.

      9.33 ADA COMPLIANCE. Neither the LLC nor Contributor has received any notice or complaint from any Governmental Authority or any other Person that the Property does not comply with all applicable requirements of the Equal Opportunity for Individuals Act (ADA), 42 U.S.C. 12101 and the regulations promulgated and set forth at 28 CFR 36.401 et seq.

      9.34 SURVEY AND SPECIFICATIONS. To the best of Contributor's knowledge, the survey, mechanical and structural plans and specifications, soils reports, certificates of occupancy, warranties, operating statements, income and expense reports and all other books and records relating to or affecting the Property, and all other contracts or documents delivered to the Company pursuant to this Agreement or in connection with the execution hereof are and at the time of Closing will be true and correct copies, are and at the time of Closing will be in full force and effect and contain no inaccuracies or misstatements of fact, and all such documents in Contributor's possession or control relating to or affecting the Property have been or will be delivered to the Company pursuant to this Agreement.

      9.35 MISSTATEMENTS OR OMISSIONS. To the best of Contributor's knowledge, no representation, warranty or statement of Contributor in this Agreement or in any certificate, exhibit or schedule furnished or to be furnished to the Company pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein misleading. To the best of Contributor's knowledge, all such representations, warranties or statements of Contributor are based upon current, accurate and complete information as of the time of their making and there has been no adverse material change in such information subsequent thereto.

      9.36 LEASES. The copies of the Leases delivered to the Company are true and correct copies of all such Leases and are in full force and effect and there are no other agreements, written or oral, with respect to the tenancies. There are no unpaid amounts due and owing by Contributor or the LLC under any such Lease, except for amounts for which the Company is to receive full credit through proration at Closing. No Tenant under any of the Leases has prepaid any rent or other charges for more than the current month. No Tenant under any of the Leases has any right or option to purchase the Property or any portion thereof or interest therein, and there are no outstanding agreements of sale with respect to the Property or any portion thereof or any interest therein. Except as provided in the Leases, no Tenant has the right to renew or extend any of the Leases or has any options or rights of first refusal with respect to leasing of other space, and no Tenant has the right to free rent, rebate, allowance, concession, security or other deposit.

      9.37 BROKER COMMISSIONS. Except as disclosed in writing to the Company, there are no commissions, finder's fees or other compensation owing or which may become owing to any broker or any other person or entity with respect to any Lease or occupancy agreement including, without limitation, any such compensation with respect to any future renewals, extensions or expansions thereof.

      9.38 OPERATION OF PROPERTY. Except as set forth on Schedule 9.38, to the best of Contributor's knowledge, the LLC has obtained all licenses, permits, approvals, easements and rights of way required from all governmental authorities having jurisdiction over the Property or from private parties for the normal use and operation of the Property and to ensure free and unimpeded vehicular and pedestrian ingress to and egress from the Property as required to permit the normal intended usage of the Property by the tenants thereof, their invitees and customers. Contributor and the LLC have materially complied with all such licenses and permits and have not received any notice that any such licenses or permits will not be renewed upon expiration, or of any material conditions which will be imposed in order to receive any such renewal. Contributor knows of no facts nor has Contributor failed to disclose to the Company any fact which would prevent the Company from using and operating the Property after Closing in the manner in which the Property has been used, leased and operated prior to the date hereof.

      9.39 HYPOTHECATION. Neither the LLC nor Contributor has committed nor obligated itself in any manner whatsoever to sell the Property to any party other than the Company. Neither the LLC nor Contributor has hypothecated or assigned any rents or income from the Property in any manner, other than pursuant to any existing mortgage financing secured by the Property as of the Effective Date.

      9.40 CONFIDENTIAL INFORMATION. Contributor shall hold as confidential all information concerning the Company or the transaction contemplated hereby disclosed to Contributor in connection with said transaction; and Contributor shall not, prior to Closing, release any such information to third parties without the Company's prior written consent, except pursuant to a court order requiring such release or as otherwise may be required by law.

      9.41 POSSESSION. As of the Closing, possession of the Property shall be vested fully in the LLC, subject to the rights of Tenants.

                                    ARTICLE X

                     CONDUCT OF BUSINESS PENDING THE CLOSING

      10.1 CONDUCT OF BUSINESS BY THE LLC PENDING THE CLOSING. Contributors covenant and agree that, except as otherwise expressly required or permitted by the terms of this Agreement, between the Effective Date and the Closing, the business of the LLC shall be conducted only in, and the LLC shall not take any action except in, the ordinary course of business consistent with past practice. The LLC and Contributors shall use its or their reasonable best efforts to preserve intact the LLC's business organizations, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other Persons with which it has business relations. By way of amplification and not limitation, the LLC shall not, except as expressly required or permitted by the terms of this Agreement between the date of this Agreement and the Closing, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of the Company:

            (a)   amend or otherwise change its Charter Documents;

            (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice; or any Units of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any Units or other equity interests in the LLC;

            (c) declare, set aside, make or pay any distribution, payable in any property other than cash or cash equivalents, with respect to any of its Units or other securities;

            (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its Units or other securities;

            (e) sell, lease or transfer any of its properties or assets (other than in the ordinary course of business consistent with past practice), or acquire (including, without limitation, for cash or Units, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets; or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or purchase any property or assets of any other Person (except in the ordinary course of business consistent with past practice); make or obligate itself to make capital expenditures; other than in the ordinary course of business consistent with past practice, incur any obligations or liabilities including, without limitation, any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, modify, terminate, amend or enter into any Contract other than as expressly required or permitted herein or in the ordinary course of business consistent with past practice, or impose any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice;

            (f) pay any bonus to its officers or employees, or increase the compensation payable or to become payable to its officers or employees or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing trust, compensation, stock option, restricted stock pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

            (g) take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practices;

            (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in the Financial Statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice or delay paying any amount payable beyond forty-five (45) days following the date on which it is due, except to the extent being contested in good faith;

            (i) enter into any transaction or agreement with a Contributor or an Affiliate thereof except for such transactions or agreements expressly permitted herein;

            (j)   make or pledge any charitable contributions; or

            (k) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article IX untrue or incorrect in any respect.

      10.2 OPERATION OF THE PROPERTY. Between the Effective Date and the Closing, neither the LLC nor any Contributor shall accept any payment of rent (except as a security deposit) or other charges from any tenant of the Property applicable to a period exceeding one (1) month in advance, nor apply any security deposit to rent due from any tenant of the Property without in each case obtaining the Company's prior written consent thereto (which consent shall not be unreasonably withheld or delayed by the Company). In addition to the foregoing, the LLC and Contributors: (i) shall manage, maintain, operate, and service the Property consistent with standards in the industry for the first class operation of similar projects of comparable quality in the same area as the Property is located, maintaining present services; (ii) shall keep the Property and every portion thereof in reasonably good working order and repair;
(iii) shall maintain a sufficient inventory of supplies, materials, equipment and other personal property for the proper management, maintenance, operation and servicing of the Property; and (iv) shall not, except with the Company's prior written consent (which consent shall not be unreasonably withheld or delayed by the Company), approve, consent to, or otherwise permit any material change in the operations of the Property during the Escrow Period, including, without limitation:

            (a) any material alterations to the Improvements except as may be necessary in order to perform ordinary, scheduled maintenance;

            (b) cancellation of or material reduction in the amount or scope of coverage under any insurance currently maintained with respect to the Property;

            (c)   cancellation or surrender of any existing Permit; and

            (d) any other material variation from a Contributor's ordinary course of business in connection with the Property.

                                   ARTICLE XI

                 CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES

      11.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and to satisfy the conditions set forth in Articles XII and XIII. Contributors shall cause the LLC to comply with all of the covenants of the LLC under this Agreement. Without limiting the foregoing, Contributors shall cooperate with the Company to the extent necessary to alter or amend the Charter documents of the LLC effective at the Closing to the extent necessary or appropriate to accomplish the transactions contemplated hereby.

      11.2 CONFIDENTIALITY; PUBLICITY. Contributors and the LLC shall not disclose the terms of this transaction to any third party nor make any public announcement related to this Agreement or the transactions contemplated hereby without the prior written approval of the Company.

      11.3 NO OTHER DISCUSSIONS. Contributors, the LLC and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of, entertain or participate in discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, the Business or the properties of the LLC (whether by merger, consolidation, sale of stock, sale of assets, or otherwise), or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. Contributors will immediately notify the Company if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

      11.4 TERMINATION OF RELATED PARTY AGREEMENTS. All existing agreements between the LLC and Contributors or their Affiliates, other than those set forth in Schedule 11.4, shall have been canceled prior to the Closing.

      11.5  DAMAGE OR DESTRUCTION.

            (a) Before the Closing, risk of loss with regard to the Property shall be borne by Contributors. If, before the Closing, the Improvements or the Personal Property are destroyed or materially damaged, the Company's rights and obligations with respect to the Property shall be as follows:

                  (i) if with respect to any Shopping Center the destruction or damage involves a diminution in value equal to or less than One Hundred Thousand and No/100ths Dollars ($100,000.00) or if the Property contains more than one Shopping Center, with respect to the Property a diminution in value equal to or less than Two Hundred Thousand and No/100ths Dollars ($200,000.00) (each, a "DIMINUTION THRESHOLD"), the Company shall be obligated to proceed to close the transaction (subject to satisfaction of the other provisions hereof) and, if, but only if, Escrow actually closes, the Company shall receive a credit against the Base Price equal to the lesser of (A) the cost to repair the damage or destruction and (B) the amount of the deductible under the LLC's casualty insurance policy; or

                  (ii) if the destruction or damage involves a diminution in value of more than the Diminution Threshold, the Company shall have the option (which must be exercised by the Company within fifteen (15) calendar days after the Company's receipt of written notice from Contributors advising of such destruction or damage), to terminate this Agreement as to that portion of the Property attributable to the affected Shopping Center and proceed with the Closing as to the remainder of the Property, or to terminate this Agreement as to all of the Property. If the Company elects to proceed with Closing, the Company shall receive a credit against the Base Price equal to the lesser of (A) the cost to repair the damage or destruction and (B) the amount of the deductible under the LLC's casualty insurance policy.

            (b) If the Company and Contributors cannot agree as to the diminution in value, then such diminution in value shall be determined by subtracting from the Base Price the fair market value of the Property after the damage, as determined by an M.A.I. appraiser appointed by two (2) other M.A.I. appraisers nominated one (1) each by Contributors and the Company. The expense of the appraiser shall be borne equally by the Company and Contributors.

            (c) If the Company is obligated or elects to proceed to close the transaction under either subsection (a)(i) or (a)(ii) above, all casualty insurance proceeds from the LLC's casualty insurance policy shall, to the extent applicable, be assigned by Contributors to the LLC at the Closing and forwarded to the Company immediately upon receipt thereof by Contributor.

            (d) If the Company elects to terminate this Agreement under subsection (a)(ii) above, this Agreement shall become null and void and of no further force or effect as to all unperformed rights and obligations of the parties and, except as provided in Sections 5.3, 5.5, 16.2(b) and 16.10 hereof, neither the Company nor Contributors shall have any further rights, duties, liabilities or obligations to the other by reason thereof, other than those rights and obligations that, by their terms, survive termination of this Agreement. In the event of such termination, the costs of the Escrow Holder shall be borne equally by the Company and Contributors. Also, each party shall bear its own costs incurred hereunder.

      11.6  CONDEMNATION.

            (a) If, before the Closing, all of the Property shall be taken by condemnation or eminent domain, this Agreement shall become null and void and of no further force or effect as to all unperformed rights and obligations of the parties and, except as provided in Sections 5.3, 5.5, 16.2 and 16.10 hereof, neither the Company nor Contributors shall have any further rights, duties, liabilities or obligations to the other by reason hereof, other than those rights and obligations that, by their terms, survive the termination of this Agreement. In the event of such termination, the costs of the Escrow Holder shall be borne equally by the Company and Contributors. Also, each party shall bear its own costs incurred hereunder.

            (b) If, before the Closing, (i) less than all of the Property shall be taken by condemnation or eminent domain, (ii) there is any taking of land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, or (iii) there is any change of grade of such street, road, highway or avenue, provided such taken or change of grade involves a diminution in value of more than the Diminution Threshold, then the Company, at the Company's option, may terminate this Agreement as to that portion of the Property attributable to the affected Shopping Center and proceed with the Closing as to the remainder of the Property, or to terminate this Agreement as to all of the Property. If the Company elects to terminate this Agreement under this subsection (b), this Agreement shall become null and void and of no further force or effect and, except as provided in Sections 5.3, 5.5, 16.2 and 16.10 hereof, neither the Company nor Contributors shall have any further rights, duties, liabilities or obligations to the other by reason hereof, other than those rights and obligations that, by their terms, survive the termination of this Agreement. In the event of such termination, the costs of the Title Company and Escrow Holder shall be borne equally by the Company and Contributors. Also, each party shall bear its own costs incurred hereunder.

            (c) If the Company and Contributors cannot agree as to the diminution in value, then such diminution in value shall be determined by subtracting from the Base Price the fair market value of the Property after the taking, as determined by an M.A.I. appraiser appointed by two (2) other M.A.I. appraisers nominated one (1) each by Contributors and the Company. The expense of the appraiser shall be borne equally by the Company and Contributors.

            (d) If this Agreement is not terminated in accordance with the foregoing, or if such taking involves a diminution in value equal to or less than the Diminution Threshold, the Company shall accept title to the Property subject to such taking. In such event, the Company shall receive a credit against the Base Price in the amount of the diminution in value and the award for such taking shall be paid ratably to Contributors.

      11.7 RESTRICTIONS ON AND INFORMATION REGARDING BENEFICIAL OWNERSHIP OF LLC UNITS; PUBLICLY TRADED PARTNERSHIP REPRESENTATION.

            (a) Notwithstanding anything to the contrary contained in this Agreement or the Company Operating Agreement, without the consent of the Company, which consent may be given or withheld in the Company's sole and absolute discretion, in no event shall the Contributor or any transferees or prospective transferees of such persons own or transfer Exchange Units such that the number of such holders (or such prospective holders) of Exchange Units would, in the aggregate, exceed thirty-five (35) (including as holders any person (a "BENEFICIAL OWNER") owning an interest in a partnership, a limited liability company, a grantor trust, or an S corporation (a "FLOW-THROUGH ENTITY"), that would own, directly or through other Flow-Through Entities, an interest in the Company where substantially all the value of the Beneficial Owner's interest in the Flow-Through Entity would be attributable to the Flow-Through Entity's interest (direct or indirect) in the Company (a "SPECIAL PURPOSE FLOW-THROUGH ENTITY"), and treating Contributor as a Special Purpose Flow- Through Entity for purposes of this paragraph).

            (b) From the date of this Agreement until the Closing, and then so long as any recipient of Exchange Units (each, a "HOLDER" and collectively, the "UNIT HOLDERS") who is not a natural person holds any Exchange Units, such Unit Holder shall notify the Company in writing promptly upon any change in the identity or number of its direct or indirect Partners (as defined below) as identified pursuant to this Agreement, and shall provide such information as the Company may reasonably request with respect to any such change. Each Unit Holder shall use its best efforts to secure the compliance of any Flow-Through Entities that hold direct or indirect interests in such Unit Holder with the requirements of this Section as if such requirements applied directly to such entities. For purposes of this Agreement, the term "Partners" means, collectively, with respect to an entity, the holders of all beneficial or other direct or indirect ownership interests in such entity, including, without limitation, all partners, members, and beneficiaries and, to the extent any such partner, member, or beneficiary is not a natural person, the holders of all beneficial other direct or indirect ownership interests in such partner, member, or beneficiary. Each Unit Holder acknowledges that the provisions of this Section are imposed to aid the Company in avoiding taxation as a "publicly traded partnership" for federal income tax purposes, agrees that monetary damages may be insufficient to remedy the potential harm caused by any breach of the provisions of this Section, and agrees that injunctive relief, including specific performance or other equitable remedy would be an appropriate remedy. The provisions of this Section shall survive the Closing.

            (c) The Contributor represents and warrants to the Company that it is not and has never been a "publicly traded partnership" (as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code).

                                   ARTICLE XII

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

      The obligations of the Company to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Company;

      12.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Contributors and the LLC contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Contributors and the LLC shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date, including these obligations set forth in Article VII herein. Contributors and the LLC shall have delivered to the Company a certificate, dated as of the Closing Date, duly signed, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

      12.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change of the LLC or the Business, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the service, or products of the LLC or the Business, and (iii) none of the Assets shall have been damaged by fire, flood, casualty, riot or other cause (regardless of insurance coverage for such damage), and there shall have been delivered to the Company a certificate to that effect, dated as of the Closing Date and signed by Contributors. In addition, as of the Closing Date, there shall have been no material adverse change in the condition of the Property or any material portion thereof.

      12.3 CORPORATE DOCUMENTS. Contributors shall have delivered to the Company (i) copies of Charter Documents of the LLC, certified by the Secretary of the LLC (or the functional equivalent of such position) as being true, correct and complete, (ii) written resignations of the LLC's managers and, if applicable, officers, and (iii) to the extent available, a certificate of good standing for the LLC or functionally equivalent document issued by the Secretary of State of the State of Oregon as of a date not more than ten (10) days prior to the Closing Date.

      12.4 CONSENTS. The LLC and Contributors shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the LLC and Contributors from any person from whom such consent or waiver is required under any Contract to which a Contributor, the LLC or the Assets are bound, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such contracts, either by the terms thereof or as a matter of law. Other than as may be contemplated in Section 7.7, the costs of obtaining such consents shall be borne by the Company. Such consents shall include, without limitation, the consent of any lender to the LLC (or to a Contributor or any Affiliate thereof to the extent that such lender has or would have a Lien or other interest in the Property).

      12.5 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby, and which, in the judgment of the Company, makes it inadvisable to proceed with the transactions contemplated hereby.

      12.6 DUE DILIGENCE REVIEW. The Company shall have completed its due diligence review of the Property, the LLC, the Assets and the Business pursuant to Section 5.1, and shall be satisfied with the results of such review and assessment.

      12.7 OPINION OF COUNSEL. The Company shall have received an opinion or opinions dated as of the Closing Date, from counsel to Contributors in form and substance acceptable to the Company.

      12.8 RELEASES. At the Closing, Contributors and such of their Affiliates as may be designated by the Company shall deliver to the Company a release in such form as is reasonably satisfactory to the Company, releasing all claims against the Company and the LLC up to and through the Closing Date, other than with respect to obligations of the Company under this Agreement.

      12.9  APPROVAL OF TITLE.

            (a) The Company shall have reviewed and approved, within the time period and in the manner provided below, the PTR, including copies of all documents referred to in the PTR (other than encumbrances to be discharged by Contributors on or before Closing).

            (b) Contributors shall cause the PTR and all supporting materials, including copies of all documents referred to in the PTR to be delivered to the Company by 4:00 p.m., Pacific time, on or before the third (3rd) Business Day after the Effective Date (the "TITLE DELIVERY DATE"). On or before the seventh
(7th) Business Day from and after delivery to the Company of the PTR and all supporting materials, the Company shall notify Contributors and Escrow Holder in writing which exceptions to title shown in the PTR, if any, will not be accepted by the Company (collectively, the "DISAPPROVED TITLE MATTERS"); all other matters and exceptions to title shown in the PTR shall be deemed approved by the Company. If the Company fails to notify Contributors and Escrow Holder within the required time period of any Disapproved Title Matters, the Company shall be deemed to have disapproved the condition to the Real Property as to such title and survey matters. If the Company notifies Contributors of any Disapproved Title Matters, Contributors shall have until 5:00 p.m., Pacific time, on the second (2nd) Business Day after Contributors' receipt of such notice to notify the Company and Escrow Holder in writing that:

                  (i) Contributors shall use their reasonable efforts to either (A) cause any Disapproved Title Matters to be removed by the Closing, or
(B) obtain, at Contributors' expense,
an endorsement or other curative effect acceptable to the Company in the Company's sole and absolute discretion; or

                  (ii) Contributors elect not to cause any such Disapproved Title Matters to be removed.

            (c) If Contributors give the Company and Escrow Holder notice under subsection (b)(ii) above, the Company shall have until 5:00 p.m., Pacific time, on the third (3rd) Business Day after the Company's receipt of such notice to notify Contributors and Escrow Holder that (i) the Company revokes its disapproval of such exceptions(s) and will proceed with the purchase without any reduction in the Purchase Price and take title to the Property subject to such exception(s), or (ii) the Company will terminate this Agreement, in which case the terms and provisions of Section 12.17. The foregoing procedure shall also be applicable to any new matters which are disclosed in any updates, supplements or amendment to the PTR or Survey.

      12.10 APPROVAL OF OTHER MATTERS.

            (a) By 5:00 p.m., Pacific time, on or before the third (3rd) Business Day after the Effective Date, Contributors will deliver to the Company, or allow the Company reasonable access to, at the Property, at Contributors' place of business, or at such other location as Contributors may reasonably indicate, during reasonable times agreed upon in advance by the Company and Contributors, the following, expressly subject to such items being in the possession of or reasonably available to Contributors or their manager for the
Property:

                  (i) a current rent roll and copies of all Leases disclosed thereon, together with all amendments thereto;

                  (ii)  copies of all Contracts;

                  (iii) a schedule of all Personal Property;

                  (iv) copies of the most recent property tax bills for the Property;

                  (v) operating statements for the LLC's fiscal years 1995, 1996 and 1997 and for each calendar month thereafter;

                  (vi) plans and specifications (as-builts, if available) for construction of the Improvements (the "PLANS AND SPECIFICATIONS");

                  (vii) copies of certificate(s) of occupancy, and any governmental licenses and permits regarding the Property;

                  (viii) financial statements for the Tenants;

                  (ix) a schedule of filed litigation regarding or affecting, directly or indirectly, the Property;

                  (x)   an aged receivables report current as of the Effective
Date;

                  (xi) copies of environmental reports, studies and assessments within Contributors' possession or control covering the Property;

                  (xii) copies of all CC&R's affecting the Property;

                  (xiii) copies of all soil reports and analyses within Contributors' possession or control pertaining to the soils, seismological, geological and drainable conditions of the Property;

                  (xiv) copies of construction and equipment warranties within Contributors' possession;

                  (xv) 1998 year-to-date operating statements for the Property; and

                  (xvi) all other material, non-proprietary materials, reports and information relevant to the Property.

            (b) On or before the expiration of the Inspection Period, the Company shall notify Contributors and Escrow Holder in writing if the Company objects to any of the matters referred to above or to the Company's own inspection of the Property described in Section 5.1 hereof.

      12.11 NO INSOLVENCY. Neither the LLC nor Contributors nor any of their Affiliates (i) shall be in receivership or dissolution, (ii) shall have made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) shall be been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition shall have been filed against the Company or any of its general partner(s), if any.

      12.12 TENANT ESTOPPELS. The Company shall have received a Tenant Estoppel Certificate for all Tenants whose leaseable square footage under their respective Leases is greater than 5,000 square feet, and from seventy-five percent (75%) of all remaining Tenants, which Tenant Estoppel Certificates shall be in substantially the same form as EXHIBIT D attached hereto, or in such other form as is acceptable to the Company in the reasonable exercise of its discretion; and otherwise as to each such Tenant Estoppel Certificate in such content as is acceptable to the Company. Contributors shall use their best efforts to obtain such Tenant Estoppel Certificates on or before September 25, 1998. The Company will give reasonable consideration to accepting estoppel certificates executed in connection with the contemplated transaction between Contributors and Burnham Pacific Properties which was not consummated; provided, however, that even if the Company finds some or all of such previously executed estoppels acceptable as to form and content, the Company will not accept same in satisfaction of the requirements of this Section 12.12 unless in each instance such estoppel certificates are re-certified to the Company and brought current to the date of such re-certification. The Company shall have five (5) Business Days from receipt of such Tenant Estoppel Certificates to advise Contributors in writing of its approval or disapproval of same, which approval will not be withheld unreasonably. If necessary, at the Company's election the Closing Date shall be extended so as to allow such five (5) day inspection period. In the event the Company disapproves of any of such Tenant Estoppel Certificates, the Company may terminate this Agreement as provided in
Section 12.18 below. In the event Contributors are unable through diligent efforts to obtain any of the Tenant Estoppel Certificates, the Company may, but will not be obligated to, accept in lieu thereof an estoppel certificate from Contributors (a "CONTRIBUTORS' ESTOPPEL") in such form and content as required by the Company in the reasonable exercise of its discretion.

      12.13 CONCURRENT CLOSINGS. The Company, Contributors and their respective Affiliates, concurrently with the Closing, shall have closed and consummated the transactions contemplated pursuant to those certain agreements (the "RELATED PURCHASE AGREEMENTS") entitled Purchase and Sale Agreement and Escrow Instructions and Contribution Agreement and Escrow Instructions, and entered into by and between the Company, PPRP, certain Contributors and affiliates thereof, respectively, of even date herewith.

      12.14 WAIVER. At any time or times on or before the Closing, at the Company's election, the Company may waive any of the foregoing conditions by written notice to Contributors. Other than the Company's closing the transaction contemplated by this Agreement which shall waive all such unfulfilled conditions, no waiver shall be effective unless made in writing specific as to the conditions or matters so waived.

      12.15 LEASE PAYMENTS AND RENTS. Contributors shall have paid fully, or the Company shall receive a credit in the form of Indemnifiable Damages, for any and all rent concessions, leasing commissions and tenant improvement costs, and all other amounts payable by Contributors as provided in this Agreement with respect to such Lease and the premises leased thereunder.

      12.16 DOWNREIT CONSUMMATION. PPRP and Contributors shall have entered into the Company Operating Agreement in form and substance acceptable to the Company and Contributors.

      12.17 TERMINATION. If any of the foregoing conditions are neither fulfilled, nor waived as provided above, the Company, at its election by written notice to Contributors, may terminate this Agreement and be released from all obligations under this Agreement (other than those described in this Section
12.17 and Sections 5.3, 5.5, 16.2 and 16.10 hereof). In the event of such termination by the Company, all documents deposited in Escrow by the Company or Contributors shall be returned to the depositing party, the costs of the Title Company and Escrow Holder shall be borne equally by the Company and Contributors, and, except as otherwise set forth in this Article XII, each party hereto shall bear its own costs incurred herewith. If any non-fulfilled conditions also constitute a breach by Contributors of their obligations under this Agreement, then the Company may proceed also under Section 7.14(a) above.

                                  ARTICLE XIII

                                CONDITIONS TO THE
                           OBLIGATIONS OF CONTRIBUTORS

      The obligations of Contributors to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Contributors:

      13.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Company shall have delivered to Contributors a certificate, dated as of the Closing Date, and signed by an executive officer thereof, certifying that such representations and warranties are true and correct, and that all such obligations have been performed and complied with, in all material respects.

      13.2 CONCURRENT CLOSINGS. The Company, Contributors and their respective Affiliates, concurrently with the Closing, shall have closed and consummated the transactions contemplated pursuant to the Related Purchase Agreements.

      13.3 DOWNREIT CONSUMMATION. PPRP and Contributors shall have entered into the Company Operating Agreement in form and substance acceptable to the Company and Contributors.

      13.4 NO CHANGE IN COMPANY STRUCTURE. There shall have been no change in the Company's entity structure or ownership (other than to the extent contemplated in Section 13.3 above or in the Company Operating Agreement referred to therein).

      13.5 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, financial condition or results of operations of PPRP. For purposes of the foregoing sentence, the parties acknowledge that variations in the share price of PPRP capital stock on the New York Stock Exchange shall not be considered in making such determination.

      13.6 NO LITIGATION. Neither PPRP nor the Company shall be involved in any pending or threatened litigation regarding or affecting, directly or indirectly, the Property.

      13.7 LEGAL OPINION. Contributors shall have received a legal opinion from counsel to the Company in form and substance acceptable to the Company and Contributors.

      13.8 CARVE-OUT INDEMNITIES. The Company will have (a) secured from any lenders to the LLC on debt surviving the Closing the release of each Contributor and Affiliates thereof from any personal guarantee of such continuing debt or any carve-out indemnity delivered by such Contributor or Affiliate to the extent that such indemnity would be applicable to LLC activities from and after the Closing, or (b) agreed to indemnify Contributors and their Affiliates for such liabilities.

      13.9 TERMINATION. If any of the foregoing conditions are neither fulfilled nor waived by Contributors, Contributors shall have the option to terminate this Agreement by delivering to the Company and Escrow Holder written notice of such termination; provided, however, that Contributors may not terminate this Agreement under this Section 13.9 unless the Company fails to cause any non-fulfilled condition(s) to be satisfied within three (3) days after written notice thereof from Contributors. If any non-fulfilled condition(s) also constitute a breach by the Company of its obligations under this Agreement, Contributors shall have the right to proceed under Section 7.11(b) above. If Contributors elect to terminate this Agreement, thereafter this Agreement shall be null and void and of no further force or effect and, except as provided in this Section 13.9 and Sections 5.3, 5.5, 16.2 and 16.10 hereof, neither party shall have any further rights or obligations hereunder, other than those rights and obligations that, by their terms survive the termination of this Agreement. In the event of such termination by Contributors, all documents deposited in Escrow by the Company or Contributors shall be returned to the depositing party, the costs of the Title Company and Escrow Holder shall be borne equally by the Company and Contributors and each party hereto shall bear its own costs incurred herewith.

                                   ARTICLE XIV

                                 INDEMNIFICATION

      14.1 AGREEMENT BY CONTRIBUTORS TO INDEMNIFY. Contributors agree to severally and not jointly indemnify and hold the Company and its Affiliates, and the officers, directors, employees and agents of each thereof (collectively, the "INDEMNIFIED PARTY") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Indemnified Party (collectively, "INDEMNIFIABLE DAMAGES") resulting from or arising out of (i) any breach of a representation or warranty made by such Contributor in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the such Contributors in this Agreement,
(iii) any inaccuracy in any certificate delivered by such Contributors or the LLC pursuant to this Agreement, or (iv) any liabilities of the LLC other than the Designated Liabilities. The Parties hereto acknowledge and agree that with respect to a breach of the representations contained in Section 9.12 (Environmental Matters), "Indemnifiable Damages" shall specifically include, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, restoration or other response work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present as a result of any action or inaction on the part of Contributor or the LLC, their agents, employees, contractors, invitees or tenants in any improvements on the Property or the soil or ground water on, under or adjacent to the Property.

      14.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the LLC and Contributors in this Agreement or pursuant hereto shall survive for a period of one (1) year following the Closing of the transactions contemplated hereby. Notwithstanding the foregoing, absent independent arrangements between Contributors and the Company, the Company shall not be entitled to seek redress against a Contributor following the Closing for breaches of representations and warranties that occurred prior to or at Closing if such breach(es) or the facts underlying such breach(es) were known at the time of Closing by the Company.

                                   ARTICLE XV

                        TERMINATION, AMENDMENT AND WAIVER

      15.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

            (b) by the Company in the event of a material breach by Contributors of any provision of this Agreement.

      15.2 EFFECT OF TERMINATION. Except as provided in Article X and for the provisions of Section 7.2, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE XVI

                               GENERAL PROVISIONS

      16.1 NOTICES. Any communication, notice or demand of any kind whatsoever that either party may be required or may desire to give to or serve upon the other shall be in writing, addressed to the parties at the addresses set forth below, and delivered by personal service, by Federal Express or other reputable overnight delivery service, or by facsimile transmission:

            If to Contributors:  Portland Fixture Limited Partnership
                                 Independent Member Corp.
                                 Byron P. Henry
                                 Steven J. Oliva
                                 c/o  Mercury Development
                                 7180 S.W. Fir Loop, Suite 100
                                 Tigard, OR  97223

                                 Attn:  David P. Zimel, President

                                 Telephone No.:  (503) 968-1850

                                 Facsimile No.:  (503) 968-2542

            With a copy to:      Miller, Nash, Wiener, Hager & Carlsen LLP
                                 111 S.W.  Fifth Avenue
                                 Portland, OR  97204-3699

                                 Attn:  Harvey C. Barragar, Esq.

                                 Telephone No.:  (503) 224-5858
                                 Facsimile No.:   (503) 224-0155

            If to the Company:   Pan Pacific (Portland), LLC
                                 c/o  Pan Pacific Retail Properties, Inc.
                                 1631-B South Melrose Drive
                                 Vista, California 92083

                                 Attention:  Stuart A. Tanz,
                                             President and Chief Executive
                                             Officer

                                 Telephone No.:  (619) 727-1002
                                 Facsimile No.:  (619) 727-1430

            With a copy to:      Hale Lane Peek Dennison Howard and Anderson
                                 100 West Liberty Street, Tenth Floor
                                 Reno, Nevada   89501

                                 Attention: William C. Davis, Jr., Esq.

                                 Telephone No.:  (702) 327-3000
                                 Facsimile No.:  (702) 786-6179

            Any such notice shall be deemed delivered as follows: (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if sent by Federal Express or other reputable overnight courier service, the date of delivery to the address of the person to receive such notice; or (c) if sent by facsimile transmission, on the Business Day transmitted to the person to receive such notice if sent by 5:00 p.m., Pacific time, on such Business Day, and the next Business Day if sent after 5:00 p.m., Pacific time, or on a day other than a Business Day. Any notice sent by facsimile transmission must be confirmed by sending by Federal Express or other reputable overnight delivery service a copy of the notice sent by facsimile transmission. Any party may change its address for notice by written notice given to the other at least five (5) calendar days before the effective date of such change in the manner provided in this Section 16.1.

      16.2 BROKERS AND FINDERS. In the event of a claim for broker's fees, finder's fees, commissions or other similar compensation in connection herewith:
(i) the Company, if such claim is based upon any agreement alleged to have been made by the Company, shall indemnify, defend

(using counsel reasonably satisfactory to Contributors) and hold Contributors harmless from and against any and all damages, liabilities, costs, expenses and losses (including, without limitation, attorneys' fees and costs) that Contributors sustain or incur by reason of such claim; and (ii) Contributors, if such claim is based upon any agreement alleged to have been made by Contributor, shall severally and not jointly indemnify, defend (using counsel reasonably satisfactory to the Company) and hold the Company harmless from and against any and all damages, liabilities, costs, expenses and losses (including, without limitation, attorneys' fees and costs) that the Company sustains or incurs by reason of such claim. The provisions of this subsection shall survive the termination of this Agreement or the Closing.

      16.3 SUCCESSORS AND ASSIGNS. Neither Contributors nor the Company may assign their rights hereunder without the prior written consent of the other party, which consent may be withheld in such party's sole and absolute discretion; and any attempted or purported assignment in contravention of the terms and provisions of this Section 16.3 shall be null and void. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, administrators and permitted successors and assigns.

      16.4 AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by both parties.

      16.5 INTERPRETATION. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Further, each party hereby acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

      16.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

      16.7 MERGER OF PRIOR AGREEMENTS. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written representations, warranties, statements, documents, understandings and agreements with respect thereto.

      16.8 ATTORNEYS' FEES AND COSTS. If either the Company or Contributors bring any suit or other proceeding with respect to the subject mater or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Section 101 et seq., or any successor statutes.

      16.9  TIME OF ESSENCE. Time is of the essence of this Agreement.

      16.10 CONFIDENTIALITY. The Company and Contributors agree that, to the extent reasonably practical, they shall keep the contents of this Agreement and the contents of any environmental report prepared by or for the Company in connection with this Agreement confidential and that no publicity or press release to the general public or otherwise with respect to this transaction shall be made by either party without the prior written consent of the other party (which consent may be given or denied in the other party's sole and absolute discretion), except that the Company is hereby authorized to prepare and issue a press release to the general public announcing its purchase of the Property at the Closing. Otherwise, the confidentiality provisions of this
Section 15.10 shall survive the Closing.

      16.11 NO WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party make the waiver.

      16.12 FURTHER ACTS. Each party, at the request of the other, shall execute, acknowledge (if appropriate) and deliver whatever additional documents, and do such other additional acts, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

      16.13 EXHIBITS. Exhibits A through D, inclusive, are attached hereto and incorporated herein by reference.

      16.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart. Any signature page of any counterpart of this Agreement may be detached and reattached to any other counterpart of this Agreement.

      16.15 NO INTENT TO BENEFIT THIRD PARTIES. Contributors and the Company do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy or benefit by reason of, any provision of this Agreement.

      16.16 PERFORMANCE DUE ON DAY OTHER THAN BUSINESS DAY. If the time period for the performance of any act called for under this Agreement expires on a Saturday, Sunday or Holiday, the act in question may be performed on the next succeeding Business Day.

      16.17 SURVIVAL OF OBLIGATIONS. In addition to terms which by their express provision are to survive the Closing, all other terms and provisions which by their nature are to be performed or be applicable after the Closing shall survive the Closing.

      16.18 AUDIT RESPONSIBILITIES. From time to time, both before and after Closing, the Company may be engaged in financing and other transactions which will require that both the Company and the operation of the Property be audited as to then current and past operations of the Property, including periods of time during which Contributor owned the Property. As a material inducement for the Company to enter into this Agreement, Contributors agree that upon written request of the Company, each Contributor shall render its timely and cooperative efforts, at no additional cost to such Contributor, to any such auditors in delivering such responses to inquiries and information as is within the knowledge or records of such Contributor with respect to the operations of the Property or which is within the control or reasonable ability of such Contributor to obtain, including, without limitation, operating statements and other financial information relevant to the Property and its operations. In addition to the foregoing, such Contributor shall sign and deliver to any such auditor, such auditor's standard representation letter with respect to the foregoing matters, revised by such Contributor only to the extent necessary to make same true and correct as to the matters represented therein by such Contributor.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 "COMPANY"

                                 PAN PACIFIC (PORTLAND), LLC

                                 BY: PAN PACIFIC RETAIL PROPERTIES, INC.
                                 ITS: MANAGING MEMBER


                                 BY: ___________________________________________
                                       STUART A. TANZ,
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                 "CONTRIBUTORS"

                                 PORTLAND FIXTURE
                                 LIMITED PARTNERSHIP

                                 BY:    PFMGP, INC.
                                 ITS:   GENERAL PARTNER


                                 BY: ___________________________________________
                                 ITS: __________________________________________

                                 INDEPENDENT MEMBER CORP.


                                 BY: ___________________________________________
                                 ITS: __________________________________________



                                 _______________________________________________
                                 BYRON P. HENRY



                                 _______________________________________________
                                 STEVEN J. OLIVA




                        ACCEPTANCE OF ESCROW INSTRUCTIONS

      The undersigned, as Escrow Holder in connection with the contribution of the Units and the transfer of beneficial ownership in the Property, hereby acknowledges the terms and conditions of the escrow instructions set forth in this Agreement and agrees to perform its obligations in connection therewith.

                                                   "ESCROW HOLDER"


                                 By: ___________________________________________

                                 Print Name: ___________________________________
                                 Print Title: __________________________________

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                              FORM OF BILL OF SALE


      For valuable consideration, the receipt and sufficiency of which are hereby acknowledged,___________________________________________________________
("TRANSFEROR"), hereby transfers, assigns, grants, delivers and conveys to Smudik Development, L.L.C., an Oregon limited liability company ("TRANSFEREE"), all of the personal property owned by Transferor and located on, or used in connection with, the real property located in the County of ___________, State of Oregon, described in Exhibit A attached hereto and incorporated herein by this reference, including, without limitation, those items described on Exhibit B attached hereto and incorporated herein by this reference (collectively, the "PERSONAL PROPERTY").

      TO HAVE AND TO HOLD the Personal Property, together with, all and singular, the rights and appurtenances thereto belonging to Transferee, its successors and assigns.

      Transferor hereby covenants that it will, at any time and from time to time, following a written request therefor, execute and deliver to Transferee and its successors and assigns, any additional or confirmatory instruments and take such further acts as Transferee may reasonably request to evidence fully the conveyance contained herein.

      DATED: this _____ day of _______________, 1998.





                                 By: ___________________________________________

                                 Its: __________________________________________

                                                   "Transferor"

                                    EXHIBIT C
                             FORM OF TENANT NOTICES



                              _______________, 1998



VIA CERTIFIED MAIL --
RETURN RECEIPT REQUESTED

--------------------------------
--------------------------------
--------------------------------
--------------------------------

            Re:   Lease Dated _______________, 19__

Dear _______________:

      This is to notify you that________________________________________________
("_________") has sold its interest in Smudik Development, L.L.C., the record owner of the property commonly known as the ________________________________ and located at
__________________________________________________________________________.

      Please direct all future rental and other payments and communications under your lease to:

               ----------------------------------------------
               ----------------------------------------------
               ----------------------------------------------

                                               "-------------"


                                               ---------------------------------

                                    EXHIBIT D

                       FORM OF TENANT ESTOPPEL CERTIFICATE


                                  (Tenant Name)


TO:  ________________________________________, a ____________ corporation


THIS IS TO CERTIFY THAT:

      1. The undersigned is the tenant under that certain Lease dated _______________, 19__ ("Lease") by and between _________________________________
as lessor ("Landlord") and __________________________________________ as tenant
("Tenant"), covering certain premises commonly known and designated as Space _____, ___________________________________________________________________
("Premises").

      2. The Lease has not been modified, changed, altered, assigned, supplemented or amended in any, respect except as indicated below (if none, state "none"). The Lease is valid and in full force and effect on the date hereof. The Lease, as modified by the amendments or assignments listed below, if any, represents the entire agreement between Landlord and Tenant with respect to the Premises.
________________________________________________________________________________
________________________________________________________________________________
______________________

      3. Tenant is not entitled to, and has made no agreement with Landlord, or its agents or employees, concerning free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease, support payments or lease buy-outs, except as indicated below, (if none, state "none").
________________________________________________________________________________
________________________________________________________________________________
______________________

      4. The Lease term began on _______________, 19__, and the termination date of the present term of the Lease, excluding unexercised renewals, is _______________, 19__.

      5. Tenant has paid rent for the Premises for the period up to and including ____________, 19__. No such rent (not including security deposits) has been paid more than one (1) month in advance of its due date, except as indicated below, (if none, state "none"). The Tenant's security deposit is $_______________.

________________________________________________________________________________
________________________________________________________________________________
______________________

      6. No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, will constitute a default by Tenant or, to Tenant's best knowledge, by Landlord, under the Lease. To the best knowledge of Tenant, Tenant has no existing defenses or offsets against the enforcement of the lease by Landlord.

      7. All required contributions by Landlord to Tenant on account of Tenant's tenant improvements have been completed in accordance with the terms of the Lease, except as indicated below (if none, state "none").

      8. Except as set forth in the Lease, Tenant has no outstanding options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof or all or any part of the real property of which the Premises are a part.

      9. No action, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

      10. Tenant has not sublet the Premises to any sublessee and has not assigned any, of its rights under the Lease, except as indicated below (if none, state "none"). No one except Tenant and its employees occupies the Premises.
________________________________________________________________________________
________________________________________________________________________________
______________________

      11. The address for notice to be sent to Tenant is as set forth in the Lease. (If not, indicate correct address below.)
________________________________________________________________________________
________________________________________________________________________________
______________________

      12. The Premises have not been used by Tenant and Tenant does not plan to use the Premises for any activities which, directly or indirectly, involve the use, generation, treatment storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical material, substance, pollutant or waste in violation of any applicable law.

      13. Tenant has not received any written notice from any government authority of violation of any federal, state, county or local statutes, laws, rules or regulations of area governmental authorities relating to environmental, health or safety matters and, to Tenant's actual knowledge, there are no writs, injunctions, decrees, orders or judgments outstanding lawsuits, claims, proceedings or investigations pending or threatened, relating to Tenant's use, maintenance or operation of the Premises.

      14. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

      Dated: _______________, 1998.

                                 [NAME OF TENANT]



                                 By: ___________________________________________

                                 Its: __________________________________________

                                    SCHEDULES

                                 AMENDMENT NO. 1
                            TO CONTRIBUTION AGREEMENT
                          (SMUDIK DEVELOPMENT, L.L.C.)


            This Amendment No. 1 to Contribution Agreement ("Amendment No. 1") is entered into as of October 30, 1998 by and among (i) PAN PACIFIC (PORTLAND), LLC, a Delaware limited liability company, and its assignees (the "Company") and
(ii) PORTLAND FIXTURE LIMITED PARTNERSHIP, an Oregon limited partnership, and INDEPENDENT MEMBER CORP., an Oregon corporation, BYRON P. HENRY, an individual, and STEVEN J. OLIVA, an individual (individually, a "Contributor" and collectively, the "Contributors"), and amends the Contribution Agreement entered into as of September 23, 1998 by and among the Company and the Contributors (the "Contribution Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Contribution Agreement.


            WHEREAS, the Company and the Contributors have entered into the Contribution Agreement, which provides, among other things, for the transfer from the Contributors to the Company of all of the outstanding ownership interests in Smudik Development, L.L.C., an Oregon limited liability company, in exchange for units of non-managing member interest in the Company in accordance with the terms and subject to the conditions of the Contribution Agreement; and

            WHEREAS, the Company and the Contributors desire to amend the Contribution Agreement to clarify an ambiguity in Section 11.7(a) thereof.

            NOW, THEREFORE, the parties hereto do hereby agree as follows:

            1. Restrictions on and Information Regarding Beneficial Ownership of LLC Units; Publicly Traded Partnership Representation. Section 11.7(a) of the Contribution Agreement is amended to read in its entirety as follows:

            "Notwithstanding anything to the contrary contained in this Agreement or the Company Operating Agreement, without the consent of the Company, which consent may be given or withheld in the Company's sole and absolute discretion, in no event shall the Contributors or any transferees or prospective transferees of such persons own or transfer Exchange Units such that the number of such holders (or such prospective holders) of Exchange Units together with the number of holders of units of non-managing member interest in the Company, if any, issued pursuant to the Related Purchase Agreements, would, in the aggregate, exceed thirty-five (35) (including as holders any person (a "BENEFICIAL OWNER") owning an interest in a partnership, a limited liability company, a grantor trust, or an S corporation (a "FLOW-THROUGH ENTITY"), that would own, directly or through other Flow-Through Entities, an interest in the Company where substantially all the value of the Beneficial Owner's interest in the Flow-Through Entity would be attributable to the Flow-Through Entity's interest (direct or indirect) in the Company (a "SPECIAL PURPOSE FLOW-THROUGH ENTITY"), and treating the Contributors as Special Purpose Flow-Through Entities for purposes of this paragraph."

            2. Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Amendment No. 1 had executed the same counterpart. Any signature page of any counterpart of this Amendment No. 1 may be detached and reattached to any other counterpart of this Agreement.

            3. Ratification. Except as modified hereby, all of the terms and conditions of the Contribution Agreement are hereby ratified and confirmed.



                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the day and year first above written.


                            "COMPANY"

                            PAN PACIFIC (PORTLAND), LLC,
                            a Delaware limited liability company

                            By:   Pan Pacific Retail Properties, Inc.
                            Its:  Managing Member

                                  By:   STUART A. TANZ
                                        ---------------------------------------
                                        Stuart A. Tanz
                                        President and Chief Executive Officer


                            "CONTRIBUTORS"

                            PORTLAND FIXTURE LIMITED
                            PARTNERSHIP, an Oregon limited partnership

                            By:   PFMGP, Inc.
                            Its:  General Partner

                                  By:   /s/ DAVID P. ZIMEL
                                        ----------------------------------------

                                  Its:  PRESIDENT
                                        ----------------------------------------


                            INDEPENDENT MEMBER CORP.,
                            an Oregon corporation

                                  By:   /s/ DAVID P. ZIMEL
                                        ----------------------------------------

                                  Its:  PRESIDENT
                                        ----------------------------------------


                            /s/ BYRON P. HENRY
                            ------------------------------------
                            Byron P. Henry
                            individually and as attorney in fact
                            for Steven J. Oliva

                            ------------------------------------
                            Steven J. Oliva

                                    AMENDMENT


      This Amendment is made effective as of _____________, 1998, by and among the parties set forth below.

      A. On September 23, 1998, (i) Pan Pacific (Portland), LLC, a Delaware limited liability company (the "COMPANY") and (ii) Portland Fixture Limited Partnership, an Oregon limited partnership, Independent Member Corp., an Oregon corporation, Byron P. Henry, an individual, and Steven J. Oliva, an individual (individually, a "CONTRIBUTOR" and collectively, "CONTRIBUTORS") entered into a Contribution Agreement (the "AGREEMENT") regarding the acquisition by the Company from Contributors of 100% of the ownership in Smudik Development, L.L.C., an Oregon limited liability company (the "LLC"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

      B. The parties hereto wish to amend the Agreement in order to provide that Pan Pacific (Clackamas), Inc., a Delaware corporation ("PPCI"), shall become a party to the Agreement for purposes of purchasing an interest in the LLC from one of the Contributors and the Company is willing to transfer its acquisition rights under the Agreement to PPCI to the extent necessary to accomplish the transactions contemplated by this Amendment.

      NOW THEREFORE, the parties agree as follows:

      1. Purchase of Interest by PPCI. The parties hereby agree that the Agreement is hereby amended to the extent necessary to provide that at the Closing, PPCI will purchase from Independent Member Corp. all of Independent Member Corp.'s ownership interest in the LLC simultaneously with the acquisition by the Company from the other Contributors of all other ownership interests in the LLC. The purchase price payable at the Closing by PPCI to Independent Member Corp. shall be equal to 1% of the aggregate exchange consideration otherwise payable to Contributors pursuant to Section 3.1 of the Agreement (net of the costs, prorations and adjustments contemplated by the Agreement) and shall be paid via immediately available funds delivered to the Escrow Holder as an additional delivery pursuant to Section 7.3 of the Agreement. The Company shall acquire all remaining ownership interests in the LLC from the remaining Contributors for an acquisition price equal to the remaining 99% of the aggregate exchange consideration otherwise payable to Contributors pursuant to
Section 3.1 of the Agreement, which acquisition price shall continue to be paid via the delivery to such remaining Contributors of Exchange Units at an exchange price of $21.125 per Exchange Unit.

      2. Apportionment of Costs and Fees. The PPCI shall be responsible for and cause to be delivered to the Escrow Agent its ratable proportion of the amounts described in Section 7.3 otherwise payable by the Company.

      3. No Other Changes. Other than to the extent set forth herein, all provisions of the Agreement shall remain in full force and effect and are incorporated herein by reference.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"COMPANY"                                  "CONTRIBUTORS"

PAN PACIFIC (PORTLAND), LLC                PORTLAND FIXTURE
                                           LIMITED PARTNERSHIP
BY: PAN PACIFIC RETAIL PROPERTIES, INC.
ITS: MANAGING MEMBER                       BY:    PFMGP, INC.
                                           ITS:   GENERAL PARTNER

By: __________________________________
    Stuart A. Tanz                         By:  ________________________________
    President and Chief                    Its: ________________________________
    Executive Officer


By: __________________________________     INDEPENDENT MEMBER CORP.
    David L. Adlard
    Executive Vice President and
    Chief Financial Officer                By:  ________________________________
                                           Its: ________________________________
"PPCI"

PAN PACIFIC (CLACKAMAS), INC.              _____________________________________
                                           BYRON P. HENRY

By: __________________________________
       Stuart A. Tanz                      _____________________________________
       President and Chief                 STEVEN J. OLIVA
       Executive Officer


By: __________________________________     "ESCROW HOLDER"
    David L. Adlard
    Executive Vice President and
    Chief Financial Officer                By: _________________________________


                                           Print Name: _________________________
                                           Print Title: ________________________



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